LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

$1,190,562,000 (Approximate) STRUCTURED ASSET SECURITIES CORPORATION, SERIES 2007-BC1 SENIOR/SUBORDINATE CERTIFICATES Available Funds Floaters No Hard Cap - Act/360 - No Delay

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

To 10% Call
Class	Approximate Size ($)(1)	Benchmark	Est. WAL(2) (yrs.)	Payment Window(2) (mos.)	Initial C/E (3) (%)	Initial Margin	Legal Final Maturity	Expected Ratings (Moody’s/S&P/Fitch/DBRS)
A1(4)	237,022,000	1M LIBOR	1.83	1-78	25.00%	TBD	2/25/2037	Aaa/AAA/AAA/AAA
A2(5)	271,493,000	1M LIBOR	0.81	1-22	25.00%	TBD	2/25/2037	Aaa/AAA/AAA/AAA
A3(5)	46,472,000	1M LIBOR	2.00	22-27	25.00%	TBD	2/25/2037	Aaa/AAA/AAA/AAA
A4(5)	91,913,000	1M LIBOR	3.52	27-78	25.00%	TBD	2/25/2037	Aaa/AAA/AAA/AAA
A5(5)	24,442,000	1M LIBOR	6.49	78-78	25.00%	TBD	2/25/2037	Aaa/AAA/AAA/AAA
A6(4)	237,022,000	1M LIBOR	1.83	1-78	25.00%	TBD	2/25/2037	Aaa/AAA/AAA/AAA
M1	101,737,000	1M LIBOR	4.01	41-57	16.60%	TBD	2/25/2037	Aa1/AA+/AA+/AA(High)
M2	48,446,000	1M LIBOR	5.70	57-78	12.60%	TBD	2/25/2037	Aa2/AA/AA/AA
M3	19,378,000	1M LIBOR	6.49	78-78	11.00%	TBD	2/25/2037	Aa3/AA-/AA-/AA(Low)
M4	21,195,000	1M LIBOR	4.50	40-78	9.25%	TBD	2/25/2037	A1/A+/A+/A(High)
M5	14,534,000	1M LIBOR	4.47	40-78	8.05%	TBD	2/25/2037	A2/A/A/A
M6	13,928,000	1M LIBOR	4.45	39-78	6.90%	TBD	2/25/2037	A3/A-/A-/A(Low)
M7	13,323,000	1M LIBOR	4.44	39-78	5.80%	TBD	2/25/2037	Baa1/BBB+/BBB+/BBB(High)
M8	9,690,000	1M LIBOR	4.42	38-78	5.00%	TBD	2/25/2037	Baa1/BBB/BBB+/BBB(High)
M9	11,506,000	1M LIBOR	4.41	38-78	4.05%	TBD	2/25/2037	Baa2/BBB-/BBB/BBB
B1	14,534,000	1M LIBOR	4.41	37-78	2.85%	TBD	2/25/2037	Ba1/BB+/BB+/BB(High)
B2	13,927,000	1M LIBOR	4.29	37-78	1.70%	TBD	2/25/2037	Ba2/BB/BB/BB

To Maturity
Class	Approximate Size ($)(1)	Benchmark	Est. WAL(2) (yrs.)	Payment Window(2) (mos.)	Initial C/E (3) (%)	Initial Margin	Legal Final Maturity	Expected Ratings (Moody’s/S&P/Fitch/DBRS)
A1(4)	237,022,000	1M LIBOR	1.99	1-173	25.00%	TBD	2/25/2037	Aaa/AAA/AAA/AAA
A2(5)	271,493,000	1M LIBOR	0.81	1-22	25.00%	TBD	2/25/2037	Aaa/AAA/AAA/AAA
A3(5)	46,472,000	1M LIBOR	2.00	22-27	25.00%	TBD	2/25/2037	Aaa/AAA/AAA/AAA
A4(5)	91,913,000	1M LIBOR	3.53	27-83	25.00%	TBD	2/25/2037	Aaa/AAA/AAA/AAA
A5(5)	24,442,000	1M LIBOR	9.39	83-174	25.00%	TBD	2/25/2037	Aaa/AAA/AAA/AAA
A6(4)	237,022,000	1M LIBOR	1.99	1-173	25.00%	TBD	2/25/2037	Aaa/AAA/AAA/AAA
M1	101,737,000	1M LIBOR	4.01	41-57	16.60%	TBD	2/25/2037	Aa1/AA+/AA+/AA(High)
M2	48,446,000	1M LIBOR	5.88	57-95	12.60%	TBD	2/25/2037	Aa2/AA/AA/AA
M3	19,378,000	1M LIBOR	9.95	95-152	11.00%	TBD	2/25/2037	Aa3/AA-/AA-/AA(Low)
M4	21,195,000	1M LIBOR	4.89	40-125	9.25%	TBD	2/25/2037	A1/A+/A+/A(High)
M5	14,534,000	1M LIBOR	4.84	40-120	8.05%	TBD	2/25/2037	A2/A/A/A
M6	13,928,000	1M LIBOR	4.79	39-115	6.90%	TBD	2/25/2037	A3/A-/A-/A(Low)
M7	13,323,000	1M LIBOR	4.75	39-110	5.80%	TBD	2/25/2037	Baa1/BBB+/BBB+/BBB(High)
M8	9,690,000	1M LIBOR	4.70	38-105	5.00%	TBD	2/25/2037	Baa1/BBB/BBB+/BBB(High)
M9	11,506,000	1M LIBOR	4.63	38-100	4.05%	TBD	2/25/2037	Baa2/BBB-/BBB/BBB
B1	14,534,000	1M LIBOR	4.54	37-93	2.85%	TBD	2/25/2037	Ba1/BB+/BB+/BB(High)
B2	13,927,000	1M LIBOR	4.29	37-81	1.70%	TBD	2/25/2037	Ba2/BB/BB/BB
(1)	Subject to a permitted variance of + 5% in the aggregate.
(2)	The Certificates will be priced assuming a prepayment speed equal to 30% CPR.
(3)	Initial Credit Enhancement includes overcollateralization of approximately 1.70%.
(4)	The Class A1 and A6 Certificates are the Group 1 Senior Certificates.
(5)	The Class A2, A3, A4 and A5 Certificates are the Group 2 Senior Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the prospectus dated November 13, 2006 (this may be obtained on Lehman Brother’s web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Class A1, A2, A3, A4, A5, A6, M1, M2, M3, M4, M5, M6, M7, M8 and M9 Certificates (the “Offered Certificates”) will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the prospectus dated November 13, 2006.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Principal Payment Priority

On the Business Day prior to each Distribution Date, principal in the amount of any Net Swap Payment or swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty and remaining unpaid (after application of interest received or advanced for this purpose on such Distribution Date), will be deposited into the Swap Account and paid as described in the Swap Account Payment Priority, to be paid from each of Group 1 and Group 2 in proportion to the aggregate collateral balance of each such group and then from the unrelated group, to the extent unpaid. Any funds remaining will be paid on each Distribution Date in the following order of priority:

I.	Prior to the Stepdown Date, or whenever a Trigger Event is in effect, the principal distribution amount will be distributed as follows:

1)	Concurrently, to the Class A1, A2, A3, A4, A5 and A6 Certificates (the “Senior Certificates”):

A.	All principal from Group 1 will be paid to the Class A1 and A6 Certificates, pro rata, in proportion to their outstanding balance, until each such class has been reduced to zero; and

B.	All principal from Group 2 will be paid to the Class A2, A3, A4 and A5 Certificates, sequentially and in that order, until each such class has been reduced to zero;

2)
If the Senior Certificates related to either group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until all the Senior Certificates have been reduced to zero;

3)
All remaining principal will be paid to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates (the “Subordinate Certificates”), sequentially and in that order, until each such class has been reduced to zero; and

4)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect, the principal distribution amount will be distributed as follows:

1)
All principal from each group will be allocated to the related Senior Certificates, to be paid as described in (I)(1) above; provided, however, that principal will only be allocated to the Senior Certificates in the amount required to achieve the Targeted Senior Enhancement Percentage in the aggregate;

2)
If the Senior Certificates related to one group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until the Targeted Senior Enhancement Percentage has been reached in the aggregate;

3)	All remaining principal will be allocated as follows:

A.	To the Class M1, M2 and M3 Certificates, sequentially and in that order, until the credit enhancement behind such classes is equal to two times the Class M3 initial credit enhancement percentage; and

B.
To the Class M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, until the credit enhancement behind each such class is equal to two times the related initial credit enhancement percentage; and

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

4)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

The Stepdown Date is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amount of each of the Senior Certificates has been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to 50.00% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th distribution date.

Interest Payment Priority

The “Interest Rate” for the Class A1, A2, A3, A4, A5, A6, M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates (the “LIBOR Certificates”) will be equal to the lesser of (i) one-month LIBOR plus their respective margins and (ii) the applicable Net Funds Cap (as defined herein). Interest for the LIBOR Certificates will be calculated on an actual/360 basis.

The “Accrual Period” for the LIBOR Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on January 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

Interest received or advanced on each Distribution Date (or the Business Day prior to each Distribution Date in the case of payments pursuant to (2) and (3) below) will be allocated in the following priority:

1)	To pay fees: Servicing Fees and any applicable Mortgage Insurance Fees;

2)
To deposit into the Swap Account (as defined below) any Net Swap Payment (as defined below) or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement, to be paid from interest allocable to Group 1 and Group 2, respectively, in an amount proportionate to the aggregate collateral balance of the related group;

3)
To deposit into the Swap Account any Net Swap Payment or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement, from the unrelated group, to the extent not paid above;

4)	To pay Current Interest and Carryforward Interest to the Class A1 and A6 Certificates from interest allocable to Group 1, on a pro rata basis, based on the interest entitlements of each such class;

5)
To pay Current Interest and Carryforward Interest to the Class A2, A3, A4 and A5 Certificates from interest allocable to Group 2, on a pro rata basis, based on interest entitlements of each such class;

6)
To pay Current Interest and Carryforward Interest to the Senior Certificates from the unrelated group, on a pro rata basis, based on interest entitlements of each such class, to the extent not paid above;

7)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order;

8)	To pay the Credit Risk Manager Fee;

9)	To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the Trust Agreement; and

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

10)
Any interest remaining after the application of priorities (1) through (9) above will be deemed excess interest for such Distribution Date and will be distributed according to the Monthly Excess Cashflow Priority below.

Monthly Excess Cashflow Priority

The amount of any excess interest, together with (a) a portion of principal collections equal to any amount of overcollateralization in excess of the required level of overcollateralization and (b) a certain amount of the principal distribution amount not paid to the Certificates will be applied as “excess cashflow” in the following priority:

1)
To the Class A, Class M and Class B Certificates, as principal, according to the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date;

2)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any Deferred Amounts;

3)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

5)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

6)	All remaining amounts to the holder of the Class X Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Swap Agreement

The 71-month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the supplemental interest trust to pay a predetermined annual rate (as shown below) on the swap notional amount in each period. The supplemental interest trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”).

Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)	Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)
1	0	0.00	37	150,425,000	5.05
2	1,154,693,000	5.45	38	143,037,000	5.06
3	1,119,892,000	5.45	39	136,012,000	5.06
4	1,086,119,000	5.45	40	129,351,000	5.07
5	1,053,343,000	5.43	41	122,932,000	5.07
6	1,021,536,000	5.40	42	116,997,000	5.08
7	990,668,000	5.36	43	111,184,000	5.08
8	960,713,000	5.32	44	105,734,000	5.09
9	931,642,000	5.28	45	100,526,000	5.10
10	903,430,000	5.23	46	95,560,000	5.10
11	876,052,000	5.19	47	90,958,000	5.11
12	849,483,000	5.15	48	86,476,000	5.12
13	823,583,000	5.12	49	82,237,000	5.12
14	791,488,000	5.08	50	78,119,000	5.13
15	759,635,000	5.06	51	74,365,000	5.14
16	728,145,000	5.04	52	70,731,000	5.14
17	696,897,000	5.03	53	67,219,000	5.15
18	666,255,000	5.02	54	63,949,000	5.16
19	635,976,000	5.01	55	60,800,000	5.16
20	606,303,000	5.01	56	57,772,000	5.17
21	577,114,000	5.00	57	54,986,000	5.17
22	548,531,000	4.99	58	52,201,000	5.18
23	520,674,000	4.99	59	49,657,000	5.18
24	493,544,000	5.00	60	47,235,000	5.18
25	399,801,000	5.00	61	44,873,000	5.19
26	349,417,000	5.00	62	42,658,000	5.19
27	305,453,000	5.00	63	40,551,000	5.20
28	272,025,000	5.00	64	38,548,000	5.20
29	245,864,000	5.01	65	36,644,000	5.21
30	225,153,000	5.01	66	34,833,000	5.21
31	208,560,000	5.02	67	33,113,000	5.22
32	194,995,000	5.02	68	31,477,000	5.22
33	183,974,000	5.03	69	29,922,000	5.23
34	174,890,000	5.03	70	28,444,000	5.23
35	166,291,000	5.04	71	27,039,000	5.24
36	158,176,000	5.05	72	25,703,000	5.24

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Swap Account Payment Priority

All payments due under the Swap Agreement and any swap termination payment pursuant to the Swap Agreement will be deposited into the Swap Account, and allocated in the following order of priority after making payments described under “Interest Payment Priority” and “Monthly Excess Cashflow Priority” above:

(1)	To pay any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement;

(2)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;

(3)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on interest entitlements of each such class, to the extent unpaid;

(4)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, to the extent unpaid;

(5)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(6)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(7)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(8)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(9)	For the purchase of any replacement interest rate swap agreement (if necessary);

(10)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

(11)	All remaining amounts to the holder of the Class X Certificates.

*Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Agreement
An Interest Rate Cap Agreement will be purchased for the benefit of the trust fund. The 48-month Interest Rate Cap Agreement will have a strike rate of 6.50% and will contribute cash in the event one-month LIBOR rises above the strike rate.

The notional balance of the Interest Rate Cap Agreement will amortize according to its schedule. The table below is an approximation of the schedule for the interest rate cap that will be purchased.

Month	Approximate Notional Balance ($)	Month	Approximate Notional Balance ($)
1	0	31	262,188,000
2	0	32	261,203,000
3	0	33	258,104,000
4	0	34	253,484,000
5	0	35	248,785,000
6	0	36	244,008,000
7	0	37	239,248,000
8	0	38	241,547,000
9	0	39	237,189,000
10	0	40	232,803,000
11	0	41	228,501,000
12	0	42	224,031,000
13	115,000	43	219,747,000
14	7,189,000	44	215,398,000
15	14,760,000	45	211,096,000
16	22,685,000	46	206,833,000
17	31,065,000	47	202,479,000
18	39,515,000	48	198,268,000
19	48,258,000	49	194,072,000
20	57,031,000	50	190,003,000
21	65,939,000	51	185,813,000
22	74,840,000	52	181,737,000
23	83,597,000	53	177,767,000
24	92,234,000	54	173,777,000
25	168,031,000	55	169,879,000
26	200,998,000	56	166,068,000
27	228,060,000	57	162,216,000
28	245,084,000	58	158,560,000
29	255,326,000	59	154,853,000
30	260,588,000	60	151,209,000

One business day prior to each Distribution Date, the cap provider will make payments equal to the product of (a) the Interest Rate Cap Agreement notional balance for that month, (b) the excess, if any, of one-month LIBOR for such determination date over the strike rate and (c) the actual number of days in the corresponding Accrual Period divided by 360.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Payment Priority

All payments due under the Interest Rate Cap Agreement will be allocated in the following order of priority after making payments described under “Swap Account Payment Priority” above:

(1)	To pay Current Interest and Carryforward Interest to the Senior Certificates, on a pro rata basis, based on interest entitlements of each such class, to the extent unpaid;

(2)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, to the extent unpaid;

(3)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(5)
To pay concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(6)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid; and

(7)	All remaining amounts to the holder of the Class X Certificates.

*Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

A Swap or Cap Counterparty will have (a) either (i) the unsecured, short-term debt obligations rated at least “A1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A2” by Moody’s and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s, or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s, and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Carryforward Interest

“Carryforward Interest” for any class of LIBOR Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

Current Interest

“Current Interest” for any class of LIBOR Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that class.

Net Funds Cap

For each Distribution Date and (i) the Group 1 Senior Certificates on or before the Distribution Date on which the Group 2 Senior Certificates have been reduced to zero and (ii) the Group 2 Senior Certificates on or before the Distribution Date on which the Group 1 Senior Certificates have been reduced to zero, the “Senior Net Funds Cap” for each Distribution Date and each group will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the related Optimal Interest Remittance Amount (as defined below) for such date over (ii) the proportionate share of any Net Swap Payment and any swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty, and (2) 12, and the denominator of which is the related group collateral balance for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the accrual period.

For each Distribution Date and for (i) the Group 1 Senior Certificates after the Distribution Date on which the Group 2 Senior Certificates have been reduced to zero, (ii) the Group 2 Senior Certificates after the Distribution Date on which the Group 1 Senior Certificates have been reduced to zero and (iii) the Subordinate Certificates, the “Subordinate Net Funds Cap” for any Distribution Date will be the weighted average of the Senior Net Funds Caps for both groups, weighted on the basis of their Group Subordinate Amounts; provided, however, on any Distribution Date after the Senior Certificates related to any group have been reduced to zero, such weighting shall be on the basis of the principal balance of each group.

The “Group Subordinate Amount” will be equal to the excess of the related group collateral balance for the immediately preceding Distribution Date over the Senior Certificates related to such group.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date and each group will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in the group, as of the first day of the related Collection Period divided by (y) 12 and (B) the aggregate group collateral balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the Servicing Fee Rate and, in the case of an Insured Mortgage Loan, the Mortgage Insurance Fee Rate.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Origination and Servicing

The Mortgage Loans were originated by BNC (82.51%), Option One (9.80%) and Aurora Loan Services (7.70%) and as of the Cut-off Date are serviced by JPMorgan Chase (82.51%), Option One (9.80%) and Aurora Loan Services (7.70%).

Mortgage Insurance

Approximately 52.97% of the Mortgage Loans expected to be in the trust fund on the Closing Date have original loan-to-value ratios greater than 80%. Approximately 28.68% of the first lien Mortgage Loans with over 80% Loan-to-Value (“LTV”) will be covered by a loan level primary mortgage insurance policy provided by either Mortgage Guaranty Insurance Corporation (AA/Aa2) or PMI Mortgage Insurance Co. (AA/Aa2/AA+) (S&P/Moody’s/Fitch). This coverage generally will have the effect of reducing the LTV of the insured loans to 60%.

Credit Risk Manager
Clayton Fixed Income Services Inc. (“CFISI”) will act as a credit risk manager on behalf of the Trust. CFISI’s primary function will be to monitor and advise the servicers with respect to default management and reporting for the benefit of the Trust. The following summarizes some of CFISI’s monthly activities:

•	Monitoring of all loans that are 60 or more days delinquent to ensure all foreclosure timelines are met or forbearance plans are established.

•	Monitoring of the servicers’ claim process for loans with mortgage insurance to ensure insurance claims are filed in an accurate and timely way.

•	Review of the prepayment premium collections by the servicers.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Basis Risk Shortfall

With respect to each Distribution Date, to the extent that (a) the amount of interest payable to a class, as calculated without regard to the applicable Net Funds Cap, exceeds (b) the amount calculated at the applicable Net Funds Cap (such excess, a “Basis Risk Shortfall”), that class will be entitled to the amount of such Basis Risk Shortfall and Unpaid Basis Risk Shortfall, before the Class X, Class LT-R and Class R Certificates are entitled to any distributions. The “Unpaid Basis Risk Shortfall” for any class of LIBOR Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, less all payments made with respect to such class in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

Losses

Losses are allocated in the following order: excess spread, overcollateralization, the Class B Certificates in inverse order of priority and the Class M Certificates in inverse order of priority. The allocation of losses to a subordinate class will result in a writedown of its Class Principal Amount and is referred to as an “Applied Loss Amount”. The balance of the Class A1, A2, A3, A4, A5 and A6 Certificates will not be reduced by allocation of Applied Loss Amounts.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each class of Class M Certificates and Class B Certificates will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Class Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the trust fund. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

10% Optional Redemption

The transaction can be called by the Master Servicer, Aurora Loan Services LLC (an affiliate of Lehman Brothers), on any Distribution Date following the month in which the loan principal balance of the Mortgage Loans is reduced to less than 10% of the Cut-off Date collateral balance. If the optional redemption is not exercised on the first Distribution Date on which it is able to be exercised, beginning with the next succeeding Distribution Date, the margins on the Class A1, A2, A3, A4, A5 and A6 Certificates will double and the margins on the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates will increase to 1.5 times their initial margins.

Credit Enhancement

Subordination

The Class A1, A2, A3, A4, A5 and A6 Certificates will have limited protection by means of the subordination of the Class M and Class B Certificates. The Class A1, A2, A3, A4, A5 and A6 Certificates will have the preferential right to receive interest due to them and principal available for distribution over classes having a lower priority of distribution. Each class of Class M Certificates will be senior to all other classes of Class M Certificates with a higher numerical designation and the Class B Certificates. Each class of Class B Certificates will be senior to all other classes of Class B Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance, the Class B Certificates and the Class M Certificates will be reduced by the Applied Loss Amount in the following order: to the Class B Certificates in inverse order of priority, until all of the Class B Certificates have each been reduced to zero; then to the Class M Certificates in inverse order of priority, until all of the Class M Certificates have each been reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate certificate balance (“Overcollateralization” or “OC”). Excess interest will be used to maintain the OC Target.

Prior to the Stepdown Date, the OC Target with respect to any Distribution Date is equal to the initial OC, which is approximately 1.70% of the Cut-off Date collateral balance. The OC Target with respect to any Distribution Date on or after the Stepdown Date and for which a Trigger Event is not in effect is equal to the greater of (i) the lesser of (a) approximately 1.70% of the Cut-off Date collateral balance and (b) approximately 3.40% of the current collateral balance, after giving effect to distributions on that Distribution Date, and (ii) approximately 0.50% of the Cut-off Date collateral balance. For any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target for the immediately preceding Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date (x) if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds (1) [32.00]% of the Senior Enhancement Percentage for that Distribution Date, or (2) with respect to any Distribution Date on or after the Distribution Date on which the aggregate Certificate Principal Amount of the Senior Certificates has been reduced to zero, [48.15]% of the Class M1 Enhancement Percentage, or (y) if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

February 2009 to January 2010	[1.15]% for the first month, plus an additional 1/12th of [1.40]% for each month thereafter

February 2010 to January 2011	[2.55]% for the first month, plus an additional 1/12th of [1.50]% for each month thereafter

February 2011 to January 2012	[4.05]% for the first month, plus an additional 1/12th of [1.15]% for each month thereafter

February 2012 to January 2013	[5.20]% for the first month, plus an additional 1/12th of [0.70]% for each month thereafter

February 2013 and thereafter	[5.90]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of (i) all Mortgage Loans 60 or more days delinquent (including each Mortgage Loan 60 or more days delinquent for which the mortgagor has filed for bankruptcy after the Closing Date), and (ii) each Mortgage Loan in foreclosure and all REO Properties as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

“Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date collateral balance.

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M Certificates, the Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The “Class M1 Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Lehman Brothers Contacts

MBS Trading	Matt Miller	(212) 526-8315
	Rishi Bansal	(212) 526-8315
	Alar Randmere	(212) 526-8315
	Sumit Chhabra	(212) 526-8315
	Alok Sharma	(212) 526-8315
	David Wong	(212) 526-8315
	Domenic Tripodi	(212) 526-8315
	Namit Sinha	(212) 526-8315
	Shinjit Ghosh	(212) 526-8315
	Tyler Peters	(212) 526-8315

Syndicate	Dan Covello	(212) 526-9519
	Pat Quinn	(212) 526-9519
	Matt Dunn	(212) 526-9519

MBS Banking	Ellen Kiernan	(212) 526-4279
	Angel Lau	(212) 526-9245
	Christina Barretto	(212) 526-2185
	Patrick Fruzzetti	(212) 526-2693
	Emma Kuzmina	(212) 526-0524
	Allan Riska	(212) 526-7512

Rating Agency Contacts

S&P	Michael Wray	(212) 438-3126
Moody’s	Zhiqin Huang	(212) 553-2935
Fitch	Lori Samuels	(212) 908-0264
DBRS	Mark Zelmanovich	(212) 806-3260

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Summary of Terms

Issuing Entity:	Structured Asset Securities Corporation Mortgage Loan Trust 2007-BC1

Depositor:	Structured Asset Securities Corporation

Trustee:	Wells Fargo Bank, N.A.

Master Servicer:	Aurora Loan Services LLC

Credit Risk Manager:	Clayton Fixed Income Services Inc.

Underwriter:	Lehman Brothers Inc.

Swap Counterparty:	[TBD]

Cap Counterparty:	[TBD]

Distribution Date:	25th of each month, or the next succeeding Business Day, beginning in February 2007.

Cut-off Date:	January 1, 2007

Pricing Date:	Week of January 22, 2007

Closing Date:	January 30, 2007

Settlement Date:	January 30, 2007

Delay Days:	0 day delay

Dated Date:	January 25, 2007

Day Count:	Actual/360

Collection Period:	2nd day of prior month through 1st day of month of such distribution

Credit Risk Manager Fee:	0.011% of the loan principal balance annually.

Servicing Fee:
The servicing fee for approximately 90.20% of the Mortgage Loans is equal to 0.50% of the loan principal balance annually. The servicing fee for approximately 9.80% of the Mortgage Loans is equal to 0.30% of the loan principal balance annually for the first 10 Distribution Dates, 0.40% of the loan principal balance annually for Distribution Dates 11 through 30, and 0.65% of the loan principal balance annually thereafter.

Clearing/Registration:	Book-entry through DTC, Clearstream and Euroclear.

Denomination:
Minimum $25,000; increments $1 in excess thereof for the Class A Certificates, provided that with respect to European Investors only, the Class A Certificates will be sold in minimum total investment amounts of $100,000. Minimum $100,000; increments $1 in excess thereof for the Class M and Class B Certificates.

SMMEA Eligibility:	None of the classes are expected to be SMMEA eligible.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Summary of Terms (continued)

ERISA Eligibility:
The Class A and Class M Certificates are expected to be ERISA eligible provided that, until both the Swap Agreement and the Interest Rate Cap Agreement are terminated, the investors meet the requirements of certain investor-based or statutory exemptions.

Tax Status:	REMIC for Federal income tax purposes.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.11	2.40	1.83	1.33	1.07
Window (mos)	1-122	1-96	1-78	1-65	1-33
Expected Final Mat.	3/25/2017	1/25/2015	7/25/2013	6/25/2012	10/25/2009

Class A2
Avg. Life (yrs)	1.28	1.00	0.81	0.68	0.58
Window (mos)	1-34	1-27	1-22	1-18	1-15
Expected Final Mat.	11/25/2009	4/25/2009	11/25/2008	7/25/2008	4/25/2008

Class A3
Avg. Life (yrs)	3.32	2.47	2.00	1.66	1.41
Window (mos)	34-49	27-33	22-27	18-22	15-19
Expected Final Mat.	2/25/2011	10/25/2009	4/25/2009	11/25/2008	8/25/2008

Class A4
Avg. Life (yrs)	6.58	5.03	3.52	2.32	1.97
Window (mos)	49-122	33-96	27-78	22-34	19-29
Expected Final Mat.	3/25/2017	1/25/2015	7/25/2013	11/25/2009	6/25/2009

Class A5
Avg. Life (yrs)	10.15	7.99	6.49	4.19	2.57
Window (mos)	122-122	96-96	78-78	34-65	29-33
Expected Final Mat.	3/25/2017	1/25/2015	7/25/2013	6/25/2012	10/25/2009

Class A6
Avg. Life (yrs)	3.11	2.40	1.83	1.33	1.07
Window (mos)	1-122	1-96	1-78	1-65	1-33
Expected Final Mat.	3/25/2017	1/25/2015	7/25/2013	6/25/2012	10/25/2009

Class M1
Avg. Life (yrs)	4.78	3.99	4.01	4.40	4.00
Window (mos)	37-85	39-67	41-57	44-64	33-55
Expected Final Mat.	2/25/2014	8/25/2012	10/25/2011	5/25/2012	8/25/2011

Class M2
Avg. Life (yrs)	8.92	7.00	5.70	5.40	4.57
Window (mos)	85-122	67-96	57-78	64-65	55-55
Expected Final Mat.	3/25/2017	1/25/2015	7/25/2013	6/25/2012	8/25/2011

Class M3
Avg. Life (yrs)	10.15	7.99	6.49	5.40	4.57
Window (mos)	122-122	96-96	78-78	65-65	55-55
Expected Final Mat.	3/25/2017	1/25/2015	7/25/2013	6/25/2012	8/25/2011

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	25%	30%	35%	40%

Class M4
Avg. Life (yrs)	6.58	5.24	4.50	4.12	3.70
Window (mos)	37-122	38-96	40-78	42-65	40-55
Expected Final Mat.	3/25/2017	1/25/2015	7/25/2013	6/25/2012	8/25/2011

Class M5
Avg. Life (yrs)	6.58	5.23	4.47	4.06	3.62
Window (mos)	37-122	38-96	40-78	41-65	39-55
Expected Final Mat.	3/25/2017	1/25/2015	7/25/2013	6/25/2012	8/25/2011

Class M6
Avg. Life (yrs)	6.58	5.23	4.45	4.02	3.57
Window (mos)	37-122	38-96	39-78	41-65	38-55
Expected Final Mat.	3/25/2017	1/25/2015	7/25/2013	6/25/2012	8/25/2011

Class M7
Avg. Life (yrs)	6.58	5.23	4.44	3.97	3.53
Window (mos)	37-122	38-96	39-78	40-65	37-55
Expected Final Mat.	3/25/2017	1/25/2015	7/25/2013	6/25/2012	8/25/2011

Class M8
Avg. Life (yrs)	6.58	5.22	4.42	3.95	3.50
Window (mos)	37-122	37-96	38-78	39-65	36-55
Expected Final Mat.	3/25/2017	1/25/2015	7/25/2013	6/25/2012	8/25/2011

Class M9
Avg. Life (yrs)	6.58	5.21	4.41	3.93	3.46
Window (mos)	37-122	37-96	38-78	39-65	36-55
Expected Final Mat.	3/25/2017	1/25/2015	7/25/2013	6/25/2012	8/25/2011

Class B1
Avg. Life (yrs)	6.58	5.21	4.41	3.90	3.43
Window (mos)	37-122	37-96	37-78	38-65	35-55
Expected Final Mat.	3/25/2017	1/25/2015	7/25/2013	6/25/2012	8/25/2011

Class B2
Avg. Life (yrs)	6.44	5.10	4.29	3.80	3.34
Window (mos)	37-122	37-96	37-78	37-65	34-55
Expected Final Mat.	3/25/2017	1/25/2015	7/25/2013	6/25/2012	8/25/2011

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.36	2.59	1.99	1.43	1.07
Window (mos)	1-263	1-211	1-173	1-144	1-33
Expected Final Mat.	12/25/2028	8/25/2024	6/25/2021	1/25/2019	10/25/2009

Class A2
Avg. Life (yrs)	1.28	1.00	0.81	0.68	0.58
Window (mos)	1-34	1-27	1-22	1-18	1-15
Expected Final Mat.	11/25/2009	4/25/2009	11/25/2008	7/25/2008	4/25/2008

Class A3
Avg. Life (yrs)	3.32	2.47	2.00	1.66	1.41
Window (mos)	34-49	27-33	22-27	18-22	15-19
Expected Final Mat.	2/25/2011	10/25/2009	4/25/2009	11/25/2008	8/25/2008

Class A4
Avg. Life (yrs)	6.60	5.04	3.53	2.32	1.97
Window (mos)	49-130	33-102	27-83	22-34	19-29
Expected Final Mat.	11/25/2017	7/25/2015	12/25/2013	11/25/2009	6/25/2009

Class A5
Avg. Life (yrs)	14.60	11.53	9.39	6.13	2.57
Window (mos)	130-265	102-213	83-174	34-146	29-33
Expected Final Mat.	2/25/2029	10/25/2024	7/25/2021	3/25/2019	10/25/2009

Class A6
Avg. Life (yrs)	3.36	2.59	1.99	1.43	1.07
Window (mos)	1-263	1-211	1-173	1-144	1-33
Expected Final Mat.	12/25/2028	8/25/2024	6/25/2021	1/25/2019	10/25/2009

Class M1
Avg. Life (yrs)	4.78	3.99	4.01	4.40	4.06
Window (mos)	37-85	39-67	41-57	44-64	33-62
Expected Final Mat.	2/25/2014	8/25/2012	10/25/2011	5/25/2012	3/25/2012

Class M2
Avg. Life (yrs)	9.22	7.22	5.88	6.07	6.10
Window (mos)	85-149	67-117	57-95	64-84	62-90
Expected Final Mat.	6/25/2019	10/25/2016	12/25/2014	1/25/2014	7/25/2014

Class M3
Avg. Life (yrs)	15.46	12.22	9.95	8.34	8.57
Window (mos)	149-234	117-186	95-152	84-127	90-123
Expected Final Mat.	7/25/2026	7/25/2022	9/25/2019	8/25/2017	4/25/2017

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class M4
Avg. Life (yrs)	7.19	5.73	4.89	4.45	3.98
Window (mos)	37-194	38-154	40-125	42-104	40-88
Expected Final Mat.	3/25/2023	11/25/2019	6/25/2017	9/25/2015	5/25/2014

Class M5
Avg. Life (yrs)	7.15	5.68	4.84	4.37	3.89
Window (mos)	37-186	38-147	40-120	41-100	39-84
Expected Final Mat.	7/25/2022	4/25/2019	1/25/2017	5/25/2015	1/25/2014

Class M6
Avg. Life (yrs)	7.12	5.65	4.79	4.31	3.81
Window (mos)	37-179	38-142	39-115	41-96	38-81
Expected Final Mat.	12/25/2021	11/25/2018	8/25/2016	1/25/2015	10/25/2013

Class M7
Avg. Life (yrs)	7.07	5.61	4.75	4.23	3.75
Window (mos)	37-172	38-136	39-110	40-92	37-78
Expected Final Mat.	5/25/2021	5/25/2018	3/25/2016	9/25/2014	7/25/2013

Class M8
Avg. Life (yrs)	7.01	5.56	4.70	4.18	3.69
Window (mos)	37-163	37-129	38-105	39-87	36-74
Expected Final Mat.	8/25/2020	10/25/2017	10/25/2015	4/25/2014	3/25/2013

Class M9
Avg. Life (yrs)	6.94	5.49	4.63	4.12	3.62
Window (mos)	37-156	37-123	38-100	39-83	36-70
Expected Final Mat.	1/25/2020	4/25/2017	5/25/2015	12/25/2013	11/25/2012

Class B1
Avg. Life (yrs)	6.79	5.37	4.54	4.00	3.52
Window (mos)	37-145	37-114	37-93	38-77	35-65
Expected Final Mat.	2/25/2019	7/25/2016	10/25/2014	6/25/2013	6/25/2012

Class B2
Avg. Life (yrs)	6.45	5.11	4.29	3.81	3.34
Window (mos)	37-127	37-100	37-81	37-68	34-57
Expected Final Mat.	8/25/2017	5/25/2015	10/25/2013	9/25/2012	10/25/2011

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Funds Cap Schedule* (1) (2) (3)
*The Effective Available Funds Cap is shown for the first 72 Distribution Dates. For purposes of this calculation, it was assumed that Net Swap Payments from the Swap Agreement and payments from the Interest Rate Cap Agreement were available to the Senior Certificates of each group in proportion to the related Collateral Group Balance.

Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)	Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)	Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)
1	7.03758	7.03449	7.03610	35	23.72172	23.81824	23.76787	69	15.08678	15.05451	15.07138
2	23.10760	23.10419	23.10597	36	22.92344	23.02108	22.97013	70	14.54578	14.51464	14.53092
3	20.86379	20.86073	20.86233	37	22.89362	22.99122	22.94029	71	14.99492	14.95956	14.97805
4	21.55117	21.54802	21.54966	38	25.56533	25.67336	25.61698	72	14.45914	14.42501	14.44285
5	20.86689	20.86386	20.86544	39	23.08126	23.17880	23.12789	73	11.89848	11.86473	11.88237
6	21.58327	21.58117	21.58227	40	23.83746	23.93810	23.88558	74	13.17444	13.13718	13.15667
7	20.91637	20.91435	20.91540	41	23.74363	23.83895	23.78921	75	11.90052	11.86696	11.88451
8	20.94541	20.94340	20.94445	42	24.52243	24.62426	24.57111	76	12.29827	12.26369	12.28178
9	21.67325	21.67119	21.67226	43	23.72194	23.82043	23.76903	77	11.92301	11.88645	11.90558
10	21.01194	21.01090	21.01144	44	23.70992	23.80835	23.75698	78	12.32153	12.28385	12.30356
11	21.73388	21.72919	21.73164	45	24.48802	24.58967	24.53662	79	11.92511	11.88902	11.90791
12	21.06047	21.05692	21.05877	46	23.68976	23.78797	23.73671	80	11.92618	11.89018	11.90902
13	21.07814	21.07461	21.07646	47	25.14480	25.22226	25.18183	81	12.32482	12.28772	12.30714
14	22.54793	22.54737	22.54766	48	24.32257	24.39744	24.35836	82	11.92832	11.89251	11.91125
15	21.08712	21.08661	21.08688	49	24.31468	24.38946	24.35043	83	12.34457	12.30147	12.32403
16	21.78140	21.78137	21.78138	50	26.90773	26.99043	26.94726	84	11.94745	11.90583	11.92762
17	21.05939	21.05881	21.05911	51	24.29395	24.36855	24.32961	85	11.94855	11.90702	11.92877
18	21.73893	21.73936	21.73914	52	25.09654	25.17342	25.13329	86	13.22998	13.18410	13.20813
19	21.01363	21.01407	21.01384	53	24.50777	24.53639	24.52145	87	11.95077	11.90942	11.93108
20	20.97908	20.98054	20.97978	54	25.31504	25.34449	25.32912	88	12.35028	12.30765	12.32999
21	21.64943	21.65096	21.65016	55	24.49148	24.51988	24.50505	89	11.95301	11.91185	11.93342
22	20.92099	20.92295	20.92192	56	24.48214	24.51048	24.49569	90	12.35262	12.31018	12.33242
23	22.98179	23.11810	23.04696	57	25.29172	25.32096	25.30569	91	11.95528	11.91431	11.93579
24	22.19136	22.33412	22.25962	58	24.46665	24.49489	24.48014	92	11.95643	11.91554	11.93698
25	21.98281	22.12558	22.05107	59	25.56826	25.53730	25.55347	93	12.35616	12.31402	12.33612
26	24.21437	24.37356	24.29048	60	24.73744	24.70740	24.72309	94	11.95873	11.91804	11.93938
27	21.76880	21.91259	21.83755	61	15.06700	15.03789	15.05309	95	12.35856	12.31661	12.33862
28	22.41129	22.56036	22.48256	62	16.03726	16.00624	16.02244	96	11.96107	11.92056	11.94182
29	22.07237	22.25957	22.16188	63	14.93734	14.90843	14.92353	97	11.96225	11.92184	11.94304
30	22.75246	22.95032	22.84706	64	15.37139	15.34161	15.35717	98	13.24523	13.20059	13.22402
31	21.94848	22.13407	22.03722	65	14.83339	14.80150	14.81816	99	11.96462	11.92440	11.94552
32	21.90972	22.09631	21.99893	66	15.26657	15.23372	15.25088	100	12.36468	12.32322	12.34499
33	22.60164	22.79446	22.69383	67	14.71426	14.68283	14.69926	101	11.96703	11.92699	11.94802
34	21.84435	22.03111	21.93365	68	14.65751	14.62618	14.64255

(1)	Based on one-month LIBOR and six-month LIBOR of 20% for each period.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Assumes no losses.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Excess Spread (1) (2) (3) (4)

Period	Excess Spread	Period	Excess Spread
1	1.60%	31	3.15%
2	2.03%	32	3.14%
3	1.47%	33	3.31%
4	1.65%	34	3.13%
5	1.48%	35	3.85%
6	1.70%	36	3.66%
7	1.55%	37	3.66%
8	1.59%	38	4.12%
9	1.81%	39	3.64%
10	1.68%	40	3.83%
11	1.88%	41	3.68%
12	1.74%	42	3.85%
13	1.77%	43	3.67%
14	2.16%	44	3.67%
15	1.83%	45	3.84%
16	2.02%	46	3.66%
17	1.85%	47	3.85%
18	2.04%	48	3.67%
19	1.87%	49	3.67%
20	1.87%	50	4.19%
21	2.05%	51	3.66%
22	1.88%	52	3.83%
23	3.35%	53	3.67%
24	3.17%	54	3.85%
25	3.18%	55	3.67%
26	3.70%	56	3.66%
27	3.19%	57	3.84%
28	3.36%	58	3.66%
29	3.18%	59	3.91%
30	3.36%	60	3.73%

(1)	Based on forward one-month LIBOR and six-month LIBOR curves.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Does not include swap payments to the supplemental interest trust, reflects swap payments made by the supplemental interest trust.
(4)	Does not include cap payments to the supplemental interest trust.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Pool 1 Mortgage Loans

Loan Type - Pool 1 Mortgage Loans

Fully Amortizing Loan Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
Fixed Rate - 30 Year	617	$108,098,992.35	17.10%	8.050%	0.00%	627	79.15%	74.14%	20.61%
2/28 ARM (LIBOR)	395	67,218,240.62	10.63	8.393	100.00	616	84.06	55.51	13.48
3/27 ARM (LIBOR)	231	38,746,060.29	6.13	8.406	100.00	619	85.91	63.95	16.44
5/25 ARM (LIBOR)	13	3,213,922.37	0.51	7.537	100.00	652	79.08	52.69	25.00
Fixed Rate - 15 Year	22	2,227,914.68	0.35	8.518	0.00	606	69.65	72.26	4.74
Fixed Rate - 20 Year	10	1,314,117.91	0.21	8.224	0.00	639	75.26	82.47	33.91
2/38 ARM (LIBOR)	8	1,120,252.17	0.18	8.727	100.00	612	85.26	86.00	0.00
3/37 ARM (LIBOR)	1	204,829.27	0.03	8.400	100.00	703	95.79	100.00	0.00
Subtotal:	1,297	$222,144,329.66	35.15%	8.218%	49.74%	623	81.74%	66.53%	17.58%

Balloon Loan Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
2/28 ARM (LIBOR) - 30/40 Year Balloon	528	$122,196,168.98	19.33%	8.188%	100.00%	589	80.83%	59.72%	9.71%
3/27 ARM (LIBOR) - 30/40 Year Balloon	249	57,023,742.79	9.02	8.281	100.00	608	85.48	64.16	25.88
Fixed Rate - 30/40 Year Balloon	215	48,686,672.98	7.70	7.619	0.00	633	81.84	80.21	28.70
2/28 ARM (LIBOR) - 30/50 Year Balloon	105	25,274,129.80	4.00	7.820	100.00	628	86.69	47.31	20.48
3/27 ARM (LIBOR) - 30/50 Year Balloon	46	12,048,458.75	1.91	7.796	100.00	630	88.30	66.25	30.34
Fixed Rate - 30/50 Year Balloon	37	9,571,957.81	1.51	6.982	0.00	650	78.34	77.04	14.35
Fixed Rate - 15/30 Year Balloon	67	3,136,253.16	0.50	11.373	0.00	646	99.91	63.39	0.00
1/29 ARM (LIBOR) - 30/40 Year Balloon	3	370,309.19	0.06	8.387	100.00	643	100.00	45.61	45.61
Subtotal:	1,250	$278,307,693.46	44.03%	8.052%	77.94%	609	82.97%	63.99%	18.31%

Interest-Only Loan Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
2/28 ARM (LIBOR)	325	$79,418,859.34	12.57%	7.532%	100.00%	639	83.89%	51.22%	15.27%
3/27 ARM (LIBOR)	167	42,207,657.78	6.68	7.382	100.00	645	85.23	62.07	22.27
5/25 ARM (LIBOR)	37	9,980,397.75	1.58	6.957	100.00	658	80.09	82.24	25.65
Subtotal:	529	$131,606,914.87	20.82%	7.440%	100.00%	643	84.03%	57.05%	18.30%
Total:	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%

Original Interest-Only Term - Pool 1 Mortgage Loans

Original Interest-Only Term for Interest-Only Mortgage Loans (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Interest-Only Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
60	500	$123,012,278.81	93.47%	7.493%	100.00%	641	84.27%	55.21%	17.64%
120	29	8,594,636.06	6.53	6.679	100.00	660	80.55	83.36	27.81
Total:	529	$131,606,914.87	100.00%	7.440%	100.00%	643	84.03%	57.05%	18.30%

Original Amortization Term - Pool 1 Mortgage Loans

Amortization Term	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
40 Year Amortization	1,004	$229,601,975.38	36.33%	8.093%	78.80%	603	82.26%	65.31%	17.75%
30 Year Amortization	1,323	220,413,468.79	34.87	8.257	49.53	623	82.13	66.20	17.47
Interest-Only	529	131,606,914.87	20.82	7.440	100.00	643	84.03	57.05	18.30
50 Year Amortization	188	46,894,546.36	7.42	7.643	79.59	633	85.40	58.25	21.76
15 Year Amortization	22	2,227,914.68	0.35	8.518	0.00	606	69.65	72.26	4.74
20 Year Amortization	10	1,314,117.91	0.21	8.224	0.00	639	75.26	82.47	33.91
Total:	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%

Cut-Off Date Scheduled Principal Balances - Pool 1 Mortgage Loans

Range of Cut-Off Date Scheduled Principal Balances ($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
0.01 to 50,000.00	78	$3,006,486.54	0.48%	10.489%	26.39%	626	85.08%	77.51%	1.34%
50,000.01 to 100,000.00	350	27,458,941.67	4.34	9.195	48.41	618	83.02	72.92	7.29
100,000.01 to 150,000.00	593	74,862,363.10	11.84	8.546	64.02	612	82.03	71.12	10.68
150,000.01 to 200,000.00	574	100,972,707.07	15.98	8.186	72.20	614	81.94	69.20	16.83
200,000.01 to 250,000.00	517	115,376,066.99	18.25	7.841	77.15	620	82.09	62.24	19.96
250,000.01 to 300,000.00	417	114,269,580.91	18.08	7.762	75.63	622	82.47	59.62	15.83
300,000.01 to 350,000.00	265	85,643,659.30	13.55	7.698	75.07	624	83.24	60.79	20.68
350,000.01 to 400,000.00	200	74,364,909.73	11.77	7.717	79.50	626	84.77	54.89	24.51
400,000.01 to 450,000.00	60	24,790,200.60	3.92	7.477	71.54	638	84.80	58.14	20.17
450,000.01 to 500,000.00	11	5,264,380.18	0.83	7.200	73.28	648	85.10	72.53	54.98
500,000.01 to 550,000.00	8	4,191,454.71	0.66	7.711	87.57	614	82.50	75.30	37.50
550,000.01 to 600,000.00	2	1,146,613.37	0.18	7.971	0.00	725	83.63	49.10	49.10
Greater than 650,000.00	1	711,573.82	0.11	8.000	0.00	676	55.00	100.00	0.00
Total:	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%

The average Cut-off Date Scheduled Principal Balance for the Mortgage Loans in Pool 1 is approximately $205,480.

Mortgage Rates - Pool 1 Mortgage Loans*

Range of Mortgage Rates on Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
5.501 to 6.000	46	$12,068,862.24	1.91%	5.907%	100.00%	665	75.25%	84.28%	11.15%
6.001 to 6.500	98	28,215,505.90	4.46	6.332	100.00	659	79.22	71.41	23.86
6.501 to 7.000	214	53,424,177.50	8.45	6.808	100.00	640	82.51	76.29	18.88
7.001 to 7.500	293	71,611,331.89	11.33	7.302	100.00	631	83.49	64.44	20.76
7.501 to 8.000	356	78,833,993.90	12.47	7.792	100.00	620	83.65	62.83	18.10
8.001 to 8.500	329	67,377,833.34	10.66	8.283	100.00	607	84.65	56.42	17.75
8.501 to 9.000	360	74,977,113.02	11.86	8.771	100.00	600	85.42	48.62	14.43
9.001 to 9.500	184	33,927,677.77	5.37	9.273	100.00	592	86.18	42.88	11.70
9.501 to 10.000	122	22,010,532.00	3.48	9.782	100.00	571	83.69	42.46	5.69
10.001 to 10.500	63	8,984,331.92	1.42	10.267	100.00	581	85.85	36.55	3.91
10.501 to 11.000	25	4,661,483.58	0.74	10.724	100.00	602	87.81	19.58	6.02
Greater than 11.000	18	2,930,186.04	0.46	11.404	100.00	593	92.20	13.31	0.00
Subtotal:	2,108	$459,023,029.10	72.62%	8.000%	100.00%	617	83.77%	58.76%	16.54%
Range of Mortgage Rates on Fixed Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
6.001 to 6.500	76	$18,442,219.94	2.92%	6.444%	0.00%	663	72.98%	86.96%	13.85%
6.501 to 7.000	169	42,198,692.85	6.68	6.793	0.00	647	76.97	80.53	21.44
7.001 to 7.500	107	23,723,311.56	3.75	7.315	0.00	642	80.64	79.67	32.54
7.501 to 8.000	113	22,603,692.53	3.58	7.793	0.00	626	81.56	74.73	26.99
8.001 to 8.500	96	16,395,589.01	2.59	8.286	0.00	628	83.07	81.26	32.86
8.501 to 9.000	116	17,609,978.58	2.79	8.777	0.00	612	83.77	68.46	21.32
9.001 to 9.500	59	9,008,937.83	1.43	9.278	0.00	606	83.93	68.40	20.38
9.501 to 10.000	67	9,677,253.46	1.53	9.763	0.00	590	79.44	55.90	11.03
10.001 to 10.500	33	3,493,765.70	0.55	10.263	0.00	591	79.56	53.92	7.29
10.501 to 11.000	32	2,611,872.60	0.41	10.798	0.00	608	88.78	65.21	8.33
Greater than 11.000	100	7,270,594.83	1.15	11.782	0.00	588	87.36	67.43	3.24
Subtotal:	968	$173,035,908.89	27.38%	7.937%	0.00%	630	80.09%	75.85%	22.06%
Total:	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%

The weighted average Mortgage Rate for Adjustable Rate Mortgage Loans and Fixed Rate Mortgage Loans in Pool 1 is approximately 8.000% and 7.937%, respectively.

* Reflects the Mortgage Rates for the Mortgage Loans as of the Cut-off Date.

Original Terms to Maturity - Pool 1 Mortgage Loans

Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
1 to 180	89	$5,364,167.84	0.85%	10.187%	0.00%	629	87.34%	67.07%	1.97%
181 to 240	10	1,314,117.91	0.21	8.224	0.00	639	75.26	82.47	33.91
241 to 360	2,968	624,055,570.80	98.73	7.962	73.34	620	82.73	63.31	18.20
361 to 480	9	1,325,081.44	0.21	8.676	100.00	626	86.89	88.16	0.00
Total:	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%

The weighted average original term to maturity for the Mortgage Loans in Pool 1 is approximately 358 months.

Remaining Terms to Maturity - Pool 1 Mortgage Loans

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
1 to 180	89	$5,364,167.84	0.85%	10.187%	0.00%	629	87.34%	67.07%	1.97%
181 to 240	10	1,314,117.91	0.21	8.224	0.00	639	75.26	82.47	33.91
241 to 360	2,968	624,055,570.80	98.73	7.962	73.34	620	82.73	63.31	18.20
361 to 480	9	1,325,081.44	0.21	8.676	100.00	626	86.89	88.16	0.00
Total:	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%

The weighted average remaining term to maturity for the Mortgage Loans in Pool 1 is approximately 357 months.

Original Combined Loan-to-Value Ratios - Pool 1 Mortgage Loans

Range of Original Combined Loan-to-Value Ratios of First Lien Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
Less than 60.001	233	$43,484,731.13	6.88%	7.649%	49.55%	609	49.97%	55.57%	0.00%
60.001 to 70.000	213	47,532,414.23	7.52	7.554	61.31	604	66.55	60.20	0.00
70.001 to 80.000	810	161,381,414.46	25.53	7.915	74.23	617	78.39	58.81	0.00
80.001 to 85.000
With Primary Mortgage Insurance:	83	19,492,007.17	3.08	7.770	57.18	663	84.54	53.75	100.00
Without Primary Mortgage Insurance:	440	93,774,068.27	14.84	8.157	81.52	595	84.47	60.26	0.00
85.001 to 90.000
With Primary Mortgage Insurance:	192	47,276,228.06	7.48	7.651	71.79	657	89.76	66.48	100.00
Without Primary Mortgage Insurance:	434	90,631,542.39	14.34	8.021	84.29	613	89.55	67.97	0.00
90.001 to 95.000
With Primary Mortgage Insurance:	171	39,994,806.07	6.33	7.681	70.69	648	94.59	80.20	100.00
Without Primary Mortgage Insurance:	198	42,914,505.59	6.79	8.234	81.46	618	94.51	71.56	0.00
95.001 to 100.000
With Primary Mortgage Insurance:	34	7,352,795.89	1.16	8.398	35.14	668	99.99	100.00	100.00
Without Primary Mortgage Insurance:	199	34,974,818.92	5.53	8.924	70.92	651	99.89	60.08	0.00
Subtotal:	3,007	$628,809,332.18	99.49%	7.965%	73.00%	620	82.67%	63.43%	18.15%

Range of Original Combined Loan-to-Value Ratios of Second Lien Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
95.001 to 100.000	69	$3,249,605.81	0.51%	11.364%	0.00%	645	99.91%	64.66%	0.00%
Subtotal:	69	$3,249,605.81	0.51%	11.364%	0.00%	645	99.91%	64.66%	0.00%
Total:	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%

The weighted average original Combined Loan-to-Value Ratio for First Lien Mortgage Loans and Second Lien Mortgage Loans in Pool 1 is approximately 82.67% and 99.91%, respectively.

Original Effective Combined Loan-to-Value Ratios - Pool 1 Mortgage Loans*

Range of Original Effective Combined Loan-to-Value Ratios of First Lien Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
Less than 60.001	713	$157,600,568.32	24.93%	7.708%	61.86%	643	79.84%	66.94%	72.41%
60.001 to 70.000	213	47,532,414.23	7.52	7.554	61.31	604	66.55	60.20	0.00
70.001 to 80.000	810	161,381,414.46	25.53	7.915	74.23	617	78.39	58.81	0.00
80.001 to 85.000
Without Primary Mortgage Insurance:	440	93,774,068.27	14.84	8.157	81.52	595	84.47	60.26	0.00
85.001 to 90.000
Without Primary Mortgage Insurance:	434	90,631,542.39	14.34	8.021	84.29	613	89.55	67.97	0.00
90.001 to 95.000
Without Primary Mortgage Insurance:	198	42,914,505.59	6.79	8.234	81.46	618	94.51	71.56	0.00
95.001 to 100.000
Without Primary Mortgage Insurance:	199	34,974,818.92	5.53	8.924	70.92	651	99.89	60.08	0.00
Subtotal:	3,007	$628,809,332.18	99.49%	7.965%	73.00%	620	82.67%	63.43%	18.15%

Range of Original Effective Combined Loan-to-Value Ratios of Second Lien Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
95.001 to 100.000	69	$3,249,605.81	0.51%	11.364%	0.00%	645	99.91%	64.66%	0.00%
Subtotal:	69	$3,249,605.81	0.51%	11.364%	0.00%	645	99.91%	64.66%	0.00%
Total:	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%

The weighted average original effective Combined Loan-to-Value Ratio for First Lien Mortgage Loans and Second Lien Mortgage Loans in Pool 1 is approximately 76.93% and 99.91%, respectively.

* Reflects the Combined Loan-to-Value Ratio, after taking any primary mortgage insurance into account.

Original Full Combined Loan-to-Value Ratios - Pool 1 Mortgage Loans*

Range of Original Full Combined Loan-to-Value Ratios of First Lien Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
Less than 60.001	232	$43,434,852.61	6.87%	7.647%	49.61%	609	49.96%	55.52%	0.00%
60.001 to 70.000	211	47,422,771.18	7.50	7.551	61.38	604	66.55	60.18	0.00
70.001 to 80.000	542	112,259,148.76	17.76	7.934	68.91	604	77.69	58.24	0.00
80.001 to 85.000
With Primary Mortgage Insurance:	81	19,190,313.72	3.04	7.744	57.13	663	84.53	53.98	100.00
Without Primary Mortgage Insurance:	429	92,062,317.64	14.57	8.145	81.97	595	84.48	59.78	0.00
85.001 to 90.000
With Primary Mortgage Insurance:	190	47,002,155.38	7.44	7.647	71.84	657	89.76	66.87	100.00
Without Primary Mortgage Insurance:	423	88,803,418.77	14.05	8.003	83.80	613	89.48	68.08	0.00
90.001 to 95.000
With Primary Mortgage Insurance:	175	40,570,572.20	6.42	7.700	70.57	648	94.49	79.35	100.00
Without Primary Mortgage Insurance:	223	47,091,511.99	7.45	8.237	79.93	618	93.40	72.46	0.00
95.001 to 100.000
With Primary Mortgage Insurance:	34	7,352,795.89	1.16	8.398	35.14	668	99.99	100.00	100.00
Without Primary Mortgage Insurance:	467	83,619,474.04	13.23	8.336	80.78	648	88.55	59.64	0.00
Subtotal:	3,007	$628,809,332.18	99.49%	7.965%	73.00%	620	82.67%	63.43%	18.15%

Range of Original Full Combined Loan-to-Value Ratios of Second Lien Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
95.001 to 100.000	69	$3,249,605.81	0.51%	11.364%	0.00%	645	99.91%	64.66%	0.00%
Subtotal:	69	$3,249,605.81	0.51%	11.364%	0.00%	645	99.91%	64.66%	0.00%
Total:	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%

The weighted average original full Combined Loan-to-Value Ratio for First Lien Mortgage Loans and Second Lien Mortgage Loans in Pool 1 is approximately 84.28% and 99.91%, respectively.

* Reflects the Combined Loan-to-Value Ratio, including any subordinate liens, whether or not such subordinate liens are owned by the Trust Fund.

Lien Priority - Pool 1 Mortgage Loans

Lien Priority	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
1st Lien	3,007	$628,809,332.18	99.49%	7.965%	73.00%	620	82.67%	63.43%	18.15%
2nd Lien	69	3,249,605.81	0.51	11.364	0.00	645	99.91	64.66	0.00
Total:	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%

Days Delinquent - Pool 1 Mortgage Loans

Days Delinquent	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
Less than 30 days	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%
Total:	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%

30-Day Delinquencies In Past 12 Months - Pool 1 Mortgage Loans

30-Day Delinquencies In Past 12 Months	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
None	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%
Total:	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%

60-Day Delinquencies In Past 12 Months - Pool 1 Mortgage Loans

60-Day Delinquencies In Past 12 Months	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
None	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%
Total:	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%

90+Day Delinquencies In Past 12 Months - Pool 1 Mortgage Loans

90+Day Delinquencies In Past 12 Months	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
None	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%
Total:	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%

Geographic Distribution - Pool 1 Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
California	727	$199,753,371.93	31.60%	7.468%	74.95%	620	76.42%	55.07%	8.28%
Illinois	258	51,114,310.74	8.09	8.492	83.53	616	87.22	67.05	24.73
Florida	261	48,808,709.32	7.72	8.150	66.57	619	83.55	54.79	20.16
Arizona	181	35,369,891.37	5.60	7.571	82.49	631	85.39	65.17	38.70
Maryland	126	29,189,840.23	4.62	7.936	82.78	612	85.81	80.84	35.35
New Jersey	100	27,314,098.98	4.32	8.179	76.05	625	85.11	55.09	43.05
Washington	96	22,034,709.15	3.49	7.859	74.22	618	86.97	76.84	18.12
Michigan	133	16,730,402.11	2.65	8.636	70.24	622	87.96	74.47	7.90
Utah	96	16,304,356.46	2.58	8.170	86.25	631	86.34	68.65	11.08
Virginia	74	14,748,230.78	2.33	8.080	70.42	622	84.21	71.48	27.61
Other	1,024	170,691,016.92	27.01	8.372	62.95	621	85.65	68.62	16.48
Total:	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%

Property Type - Pool 1 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
Single Family	2,377	$471,109,984.08	74.54%	8.004%	72.42%	619	82.40%	63.05%	16.42%
Planned Unit Development	323	76,706,697.80	12.14	7.769	73.82	621	85.25	70.36	21.26
Two-to Four-Family	194	49,590,933.91	7.85	8.070	66.96	630	80.68	57.37	25.52
Condominium	178	33,711,493.00	5.33	8.023	82.84	625	85.26	63.06	23.13
Condotel	4	939,829.20	0.15	8.644	7.82	673	79.22	23.64	0.00
Total:	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%

Loan Purpose - Pool 1 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
Cash Out Refinance	2,072	$454,117,254.63	71.85%	7.922%	72.47%	617	81.21%	61.49%	21.41%
Rate/Term Refinance	475	96,655,678.87	15.29	7.796	66.66	618	86.58	76.48	7.81
Purchase	529	81,286,004.49	12.86	8.544	80.59	644	86.86	58.84	11.49
Total:	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%

Occupancy Status - Pool 1 Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
Primary Home	2,726	$566,603,215.30	89.64%	7.938%	71.91%	617	82.91%	65.16%	17.03%
Investment	295	54,405,322.29	8.61	8.409	77.79	651	81.47	51.61	30.71
Second Home	55	11,050,400.40	1.75	8.183	83.87	668	81.42	33.18	8.32
Total:	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%

Loan Documentation - Pool 1 Mortgage Loans

Loan Documentation	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
Full Documentation	2,030	$400,959,873.92	63.44%	7.784%	67.27%	616	83.61%	100.00%	20.29%
Stated Documentation	983	215,609,214.81	34.11	8.370	81.29	629	81.02	0.00	14.06
Limited Documentation	63	15,489,849.26	2.45	7.747	90.72	623	84.96	0.00	15.85
Total:	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%

Credit Scores - Pool 1 Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
500 to 520	127	$23,874,958.95	3.78%	9.142%	76.97%	511	76.63%	78.54%	0.00%
521 to 540	144	27,323,249.96	4.32	8.957	78.76	530	75.50	77.11	0.00
541 to 560	207	41,058,190.42	6.50	8.612	79.36	552	78.79	66.91	1.51
561 to 580	212	42,349,022.46	6.70	8.472	78.81	571	79.50	58.97	5.75
581 to 600	358	73,879,212.37	11.69	8.249	77.27	591	82.53	64.52	9.22
601 to 620	523	105,712,258.09	16.73	8.028	76.87	610	83.55	67.72	13.39
621 to 640	498	101,900,214.15	16.12	7.730	70.69	631	83.76	68.20	22.57
641 to 660	405	85,393,657.49	13.51	7.719	69.64	650	85.25	58.66	25.18
661 to 680	263	56,386,422.84	8.92	7.451	63.30	670	84.73	53.38	28.64
681 to 700	152	31,728,578.07	5.02	7.417	63.52	690	85.78	51.99	43.39
701 to 720	72	16,104,868.05	2.55	7.344	69.33	709	86.81	60.69	38.02
721 to 740	45	11,296,241.73	1.79	7.399	45.79	729	81.94	49.25	26.09
741 to 760	31	7,075,526.08	1.12	7.118	79.25	748	85.32	58.72	43.68
761 to 780	24	4,792,168.28	0.76	7.243	63.62	770	77.96	44.33	35.93
781 and above	15	3,184,369.05	0.50	7.121	77.87	791	84.48	51.45	56.39
Total:	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%
The non-zero weighted average Credit Score for the Mortgage Loans in Pool 1 is approximately 621.

Debt-to-Income Ratios (with Full Documentation) - Pool 1 Mortgage Loans

Range of Debt-to-Income Ratios of Mortgage Loans with Full Documentation (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
15.01 to 20.00	1	$126,308.97	0.02%	7.650%	100.00%	622	80.00%	100.00%	0.00%
20.01 to 25.00	90	13,479,145.86	2.13	8.123	55.08	605	80.76	100.00	19.08
25.01 to 30.00	127	23,313,511.86	3.69	7.943	67.20	615	82.18	100.00	31.28
30.01 to 35.00	208	36,751,530.00	5.81	7.842	70.00	608	81.68	100.00	20.85
35.01 to 40.00	301	56,133,839.81	8.88	7.767	65.06	619	83.20	100.00	24.07
40.01 to 45.00	432	85,606,257.98	13.54	7.820	67.17	617	84.30	100.00	20.76
45.01 to 50.00	618	125,454,027.68	19.85	7.744	73.35	618	85.62	100.00	18.22
50.01 to 55.00	233	55,375,112.56	8.76	7.636	61.73	613	81.10	100.00	16.73
55.01 to 60.00	20	4,720,139.20	0.75	7.890	11.41	634	82.41	100.00	8.36
Subtotal:	2,030	$400,959,873.92	63.44%	7.784%	67.27%	616	83.61%	100.00%	20.29%

Debt-to-Income Ratios (with Non-Full Documentation) - Pool 1 Mortgage Loans*

Range of Debt-to-Income Ratios of Mortgage Loans with Non-Full Documentation (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
20.01 to 25.00	35	$6,121,863.93	0.97%	8.100%	84.11%	627	80.32%	0.00%	19.22%
25.01 to 30.00	65	12,540,783.33	1.98	8.348	80.74	635	80.29	0.00	8.54
30.01 to 35.00	113	22,798,295.83	3.61	8.219	71.48	633	76.56	0.00	15.59
35.01 to 40.00	162	32,710,851.62	5.18	8.345	84.42	623	78.56	0.00	12.17
40.01 to 45.00	250	56,728,190.90	8.98	8.304	81.16	630	81.86	0.00	15.80
45.01 to 50.00	384	90,179,296.36	14.27	8.381	85.58	628	83.38	0.00	14.68
50.01 to 55.00	33	8,657,552.35	1.37	8.260	79.92	630	80.63	0.00	9.23
55.01 to 60.00	4	1,362,229.75	0.22	8.489	0.00	652	80.03	0.00	0.00
Subtotal:	1,046	$231,099,064.07	36.56%	8.328%	81.92%	629	81.28%	0.00%	14.18%
Total:	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%

The weighted average debt-to-income ratio for Mortgage Loans with full documentation and non-full documentation in Pool 1 (for which the debt-to-income ratio is available or can be determined) is approximately 42.64% and 42.01%, respectively.

* The debt-to-income ratios for the Mortgage Loans with non-full documentation may have been originated under programs pursuant to which there was no verification of the borrowers' income.

Prepayment Premium Term by Loan Type - Pool 1 Mortgage Loans ($)

Loan Type	Principal Balance of Mortgage Loans with No Premium	Principal Balance of Mortgage Loans with Premium Terms of 1-12 Months	Principal Balance of Mortgage Loans with Premium Terms of 13-24 Months	Principal Balance of Mortgage Loans with Premium Terms of 25-36 Months	Principal Balance of Mortgage Loans with Premium Terms of 37-48 Months	Principal Balance of Mortgage Loans with Premium Terms of 49-60 Months	Total
2 Year Hybrid	$56,264,885.43	$16,271,557.68	$222,631,832.05	$59,375.75	$0.00	$0.00	$295,227,650.91
Fixed Rate	34,790,966.22	5,701,856.68	3,856,409.33	128,686,676.66	0.00	0.00	173,035,908.89
3 Year Hybrid	82,415,482.24	293,341.37	3,368,152.41	64,153,772.86	0.00	0.00	150,230,748.88
5 Year Hybrid	1,766,791.82	0.00	315,200.00	11,112,328.30	0.00	0.00	13,194,320.12
1 Year Hybrid	0.00	0.00	0.00	370,309.19	0.00	0.00	370,309.19
Total:	$175,238,125.71	$22,266,755.73	$230,171,593.79	$204,382,462.76	$0.00	$0.00	$632,058,937.99

Prepayment Premium Term by Loan Type - Pool 1 Mortgage Loans (%)

Loan Type	Percentage of Mortgage Loans with No Premium	Percentage of Mortgage Loans with Premium Terms of 1-12 Months	Percentage of Mortgage Loans with Premium Terms of 13-24 Months	Percentage of Mortgage Loans with Premium Terms of 25-36 Months	Percentage of Mortgage Loans with Premium Terms of 37-48 Months	Percentage of Mortgage Loans with Premium Terms of 49-60 Months	Total
2 Year Hybrid	8.90%	2.57%	35.22%	0.01%	0.00%	0.00%	46.71%
Fixed Rate	5.50	0.90	0.61	20.36	0.00	0.00	27.38
3 Year Hybrid	13.04	0.05	0.53	10.15	0.00	0.00	23.77
5 Year Hybrid	0.28	0.00	0.05	1.76	0.00	0.00	2.09
1 Year Hybrid	0.00	0.00	0.00	0.06	0.00	0.00	0.06
Total:	27.72%	3.52%	36.42%	32.34%	0.00%	0.00%	100.00%

Prepayment Premium Description - Pool 1 Mortgage Loans

Prepayment Premium Description	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
6 Mo. Interest on Amount Prepaid in Excess of 20% of the Original Balance	1,886	$410,019,084.14	64.87%	7.728%	70.71%	622	81.31%	61.92%	15.79%
None	843	175,238,125.71	27.72	8.415	80.15	619	85.04	63.72	25.43
2% of Unpaid Principal Balance	108	16,642,247.34	2.63	8.273	79.70	620	86.86	75.11	13.47
1% of Amount Prepaid	130	16,356,175.26	2.59	8.635	71.10	622	88.15	74.63	8.08
1% of Original Balance	62	6,406,301.03	1.01	8.937	41.78	613	87.42	77.80	12.09
Other	47	7,397,004.51	1.17	8.936	14.73	603	83.56	77.26	6.42
Total:	3,076	$632,058,937.99	100.00%	7.983%	72.62%	621	82.76%	63.44%	18.05%

Gross Margins of the Adjustable Rate Mortgage Loans - Pool 1 Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
Less than 3.001	1	$171,872.35	0.04%	7.500%	100.00%	619	80.00%	100.00%	0.00%
3.501 to 4.000	2	565,260.94	0.12	8.296	100.00	594	83.76	38.58	0.00
4.001 to 4.500	5	1,244,803.57	0.27	8.848	100.00	595	85.58	53.02	25.30
4.501 to 5.000	669	153,354,289.27	33.41	7.680	100.00	643	86.84	55.94	26.27
5.001 to 5.500	256	56,344,112.84	12.27	7.967	100.00	640	85.84	62.39	28.06
5.501 to 6.000	644	135,705,164.12	29.56	8.042	100.00	601	82.30	56.42	9.39
6.001 to 6.500	485	103,123,363.18	22.47	8.377	100.00	591	81.33	63.03	6.58
6.501 to 7.000	46	8,514,162.83	1.85	8.613	100.00	565	67.40	72.34	0.00
Total:	2,108	$459,023,029.10	100.00%	8.000%	100.00%	617	83.77%	58.76%	16.54%

The weighted average Gross Margin for Adjustable Rate Mortgage Loans in Pool 1 is approximately 5.597%.

Maximum Rates of the Adjustable Rate Mortgage Loans - Pool 1 Mortgage Loans

Range of Maximum Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
12.001 to 12.500	1	$131,000.00	0.03%	6.375%	100.00%	636	54.58%	100.00%	0.00%
12.501 to 13.000	48	12,337,070.24	2.69	5.928	100.00	664	75.35	84.62	10.90
13.001 to 13.500	114	31,301,309.86	6.82	6.439	100.00	657	79.08	71.39	21.51
13.501 to 14.000	249	59,655,878.34	13.00	6.919	100.00	639	81.99	76.56	17.27
14.001 to 14.500	327	76,463,084.42	16.66	7.407	100.00	631	83.79	65.27	21.04
14.501 to 15.000	357	79,362,992.60	17.29	7.875	100.00	620	84.42	62.48	19.40
15.001 to 15.500	290	61,063,271.62	13.30	8.307	100.00	604	84.89	54.34	17.59
15.501 to 16.000	330	68,980,971.31	15.03	8.788	100.00	597	85.43	46.54	13.84
16.001 to 16.500	179	32,962,795.53	7.18	9.293	100.00	592	86.38	42.71	12.04
16.501 to 17.000	115	21,031,929.04	4.58	9.778	100.00	569	83.20	40.24	5.63
17.001 to 17.500	57	8,264,519.39	1.80	10.270	100.00	579	84.60	31.02	4.25
17.501 to 18.000	24	4,607,320.71	1.00	10.725	100.00	601	87.66	19.81	6.09
18.001 to 18.500	10	1,516,255.33	0.33	11.168	100.00	581	85.38	21.15	0.00
18.501 to 19.000	6	1,179,634.85	0.26	11.635	100.00	607	100.00	0.00	0.00
19.001 to 19.500	1	164,995.86	0.04	12.050	100.00	604	100.00	0.00	0.00
Total:	2,108	$459,023,029.10	100.00%	8.000%	100.00%	617	83.77%	58.76%	16.54%

The weighted average Maximum Rate for Adjustable Rate Mortgage Loans in Pool 1 is approximately 14.937%.

Minimum Rates of the Adjustable Rate Mortgage Loans - Pool 1 Mortgage Loans

Range of Minimum Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
5.501 to 6.000	46	$12,068,862.24	2.63%	5.907%	100.00%	665	75.25%	84.28%	11.15%
6.001 to 6.500	98	28,215,505.90	6.15	6.332	100.00	659	79.22	71.41	23.86
6.501 to 7.000	214	53,424,177.50	11.64	6.808	100.00	640	82.51	76.29	18.88
7.001 to 7.500	293	71,611,331.89	15.60	7.302	100.00	631	83.49	64.44	20.76
7.501 to 8.000	356	78,833,993.90	17.17	7.792	100.00	620	83.65	62.83	18.10
8.001 to 8.500	329	67,377,833.34	14.68	8.283	100.00	607	84.65	56.42	17.75
8.501 to 9.000	360	74,977,113.02	16.33	8.771	100.00	600	85.42	48.62	14.43
9.001 to 9.500	184	33,927,677.77	7.39	9.273	100.00	592	86.18	42.88	11.70
9.501 to 10.000	122	22,010,532.00	4.80	9.782	100.00	571	83.69	42.46	5.69
10.001 to 10.500	63	8,984,331.92	1.96	10.267	100.00	581	85.85	36.55	3.91
10.501 to 11.000	25	4,661,483.58	1.02	10.724	100.00	602	87.81	19.58	6.02
11.001 to 11.500	11	1,585,555.33	0.35	11.166	100.00	582	85.59	24.60	0.00
11.501 to 12.000	6	1,179,634.85	0.26	11.635	100.00	607	100.00	0.00	0.00
12.001 to 12.500	1	164,995.86	0.04	12.050	100.00	604	100.00	0.00	0.00
Total:	2,108	$459,023,029.10	100.00%	8.000%	100.00%	617	83.77%	58.76%	16.54%

The weighted average Minimum Rate for Adjustable Rate Mortgage Loans in Pool 1 is approximately 8.000%.

Months to Next Rate Adjustment of the Adjustable Rate Mortgage Loans - Pool 1 Mortgage Loans

Range of Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
1 to 12	3	$370,309.19	0.08%	8.387%	100.00%	643	100.00%	45.61%	45.61%
13 to 24	1,361	295,227,650.91	64.32	8.029	100.00	612	82.91	55.51	12.95
25 to 36	694	150,230,748.88	32.73	8.022	100.00	623	85.76	63.74	22.75
Greater than 36	50	13,194,320.12	2.87	7.098	100.00	656	79.84	75.04	25.49
Total:	2,108	$459,023,029.10	100.00%	8.000%	100.00%	617	83.77%	58.76%	16.54%

Initial Cap of the Adjustable Rate Mortgage Loans - Pool 1 Mortgage Loans

Initial Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
2.000	3	$370,309.19	0.08%	8.387%	100.00%	643	100.00%	45.61%	45.61%
3.000	2,105	458,652,719.91	99.92	8.000	100.00	617	83.75	58.77	16.52
Total:	2,108	$459,023,029.10	100.00%	8.000%	100.00%	617	83.77%	58.76%	16.54%

The weighted average Initial Cap for Adjustable Rate Mortgage Loans in Pool 1 is approximately 2.999%.

Periodic Cap of the Adjustable Rate Mortgage Loans - Pool 1 Mortgage Loans

Periodic Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
1.000	2,108	$459,023,029.10	100.00%	8.000%	100.00%	617	83.77%	58.76%	16.54%
Total:	2,108	$459,023,029.10	100.00%	8.000%	100.00%	617	83.77%	58.76%	16.54%

The weighted average Periodic Cap for Adjustable Rate Mortgage Loans in Pool 1 is approximately 1.000%.

Pool 2 Mortgage Loans

Loan Type - Pool 2 Mortgage Loans

Fully Amortizing Loan Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
Fixed Rate - 30 Year	310	$71,838,904.88	12.41%	7.755%	0.00%	636	76.69%	65.59%	13.99%
2/28 ARM (LIBOR)	251	56,151,265.90	9.70	8.212	100.00	622	80.61	49.80	4.87
3/27 ARM (LIBOR)	118	29,500,473.49	5.09	8.389	100.00	623	79.90	48.35	4.90
5/25 ARM (LIBOR)	11	2,651,209.21	0.46	7.304	100.00	661	80.71	75.31	27.72
Fixed Rate - 15 Year	15	2,355,698.72	0.41	7.823	0.00	640	78.88	58.00	0.00
2/38 ARM (LIBOR)	6	1,963,228.75	0.34	7.991	100.00	676	85.90	43.28	0.00
Fixed Rate - 20 Year	10	1,669,834.36	0.29	7.278	0.00	637	72.12	64.23	0.00
5/35 ARM (LIBOR)	1	334,839.51	0.06	8.625	100.00	670	52.34	0.00	0.00
3/37 ARM (LIBOR)	1	125,854.60	0.02	8.875	100.00	592	80.00	100.00	0.00
Subtotal:	723	$166,591,309.42	28.77%	8.016%	54.46%	630	78.69%	56.88%	8.98%

Balloon Loan Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
2/28 ARM (LIBOR) - 30/40 Year Balloon	286	$85,435,872.16	14.75%	8.058%	100.00%	595	79.91%	56.70%	3.77%
Fixed Rate - 30/40 Year Balloon	119	39,294,546.14	6.79	7.543	0.00	632	77.93	71.36	14.29
3/27 ARM (LIBOR) - 30/40 Year Balloon	109	35,784,944.00	6.18	7.760	100.00	614	78.64	57.79	12.72
2/28 ARM (LIBOR) - 30/50 Year Balloon	87	33,976,483.81	5.87	7.687	100.00	642	85.04	49.32	21.04
3/27 ARM (LIBOR) - 30/50 Year Balloon	28	9,862,678.98	1.70	8.059	100.00	635	86.31	36.70	14.29
Fixed Rate - 15/30 Year Balloon	120	9,660,955.14	1.67	11.333	0.00	667	99.76	43.21	0.00
Fixed Rate - 30/50 Year Balloon	20	7,551,489.36	1.30	7.000	0.00	679	84.75	61.61	53.22
6 Month ARM (LIBOR) - 30/40 Year Balloon	1	584,870.30	0.10	8.875	100.00	627	100.00	100.00	0.00
1/29 ARM (LIBOR) - 30/40 Year Balloon	1	276,043.32	0.05	8.500	100.00	556	85.00	100.00	0.00
5/25 ARM (LIBOR) - 30/40 Year Balloon	1	165,600.00	0.03	8.500	100.00	669	80.00	0.00	0.00
Subtotal:	772	$222,593,483.21	38.44%	7.972%	74.61%	620	81.51%	57.16%	11.67%

Interest-Only Loan Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
2/28 ARM (LIBOR)	312	$121,474,216.13	20.98%	7.827%	100.00%	649	86.04%	43.62%	11.28%
3/27 ARM (LIBOR)	84	35,380,285.95	6.11	7.575	100.00	649	87.64	54.61	16.60
Fixed Rate - 30 Year	82	25,778,616.71	4.45	7.337	0.00	653	83.10	69.62	29.29
5/25 ARM (LIBOR)	20	7,275,134.21	1.26	7.162	100.00	652	81.92	77.67	25.33
Subtotal:	498	$189,908,253.00	32.79%	7.688%	86.43%	649	85.78%	50.50%	15.25%
Total:	1,993	$579,093,045.63	100.00%	7.891%	72.69%	632	82.10%	54.89%	12.07%

Original Interest-Only Term - Pool 2 Mortgage Loans

Original Interest-Only Term for Interest-Only Mortgage Loans (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Interest-Only Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
60	487	$184,962,768.79	97.40%	7.715%	86.06%	649	85.90%	49.46%	14.98%
120	11	4,945,484.21	2.60	6.689	100.00	653	81.40	89.59	25.38
Total:	498	$189,908,253.00	100.00%	7.688%	86.43%	649	85.78%	50.50%	15.25%

Original Amortization Term - Pool 2 Mortgage Loans

Amortization Term	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
Interest-Only	498	$189,908,253.00	32.79%	7.688%	86.43%	649	85.78%	50.50%	15.25%
30 Year Amortization	810	169,802,808.62	29.32	8.213	52.00	631	79.92	56.25	8.81
40 Year Amortization	525	163,965,798.78	28.31	7.875	76.03	610	79.26	60.38	8.17
50 Year Amortization	135	51,390,652.15	8.87	7.657	85.31	646	85.24	48.70	24.47
15 Year Amortization	15	2,355,698.72	0.41	7.823	0.00	640	78.88	58.00	0.00
20 Year Amortization	10	1,669,834.36	0.29	7.278	0.00	637	72.12	64.23	0.00
Total:	1,993	$579,093,045.63	100.00%	7.891%	72.69%	632	82.10%	54.89%	12.07%

Cut-Off Date Scheduled Principal Balances - Pool 2 Mortgage Loans

Range of Cut-Off Date Scheduled Principal Balances ($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
0.01 to 50,000.00	43	$1,726,234.47	0.30%	10.507%	17.93%	645	83.23%	61.73%	0.00%
50,000.01 to 100,000.00	212	16,432,245.41	2.84	9.275	31.33	623	79.11	65.80	2.22
100,000.01 to 150,000.00	258	32,746,729.96	5.65	8.594	55.88	619	77.01	60.27	3.98
150,000.01 to 200,000.00	260	45,389,410.10	7.84	8.039	69.86	615	76.39	63.97	5.56
200,000.01 to 250,000.00	231	51,881,143.14	8.96	8.040	70.76	621	80.11	57.28	8.16
250,000.01 to 300,000.00	185	50,702,872.55	8.76	8.028	73.47	627	80.73	49.54	8.55
300,000.01 to 350,000.00	119	38,704,032.16	6.68	8.274	71.86	636	83.33	43.74	10.88
350,000.01 to 400,000.00	98	36,592,625.44	6.32	8.135	82.76	638	82.75	35.47	6.02
400,000.01 to 450,000.00	138	59,390,913.86	10.26	7.518	73.93	634	83.56	58.88	13.85
450,000.01 to 500,000.00	163	77,335,202.93	13.35	7.629	79.86	631	84.04	58.65	21.51
500,000.01 to 550,000.00	114	59,761,627.35	10.32	7.585	82.41	633	85.47	62.13	19.26
550,000.01 to 600,000.00	99	56,960,470.51	9.84	7.512	80.82	650	84.08	49.46	14.13
600,000.01 to 650,000.00	41	25,819,314.64	4.46	7.449	70.97	649	83.86	53.96	14.46
Greater than 650,000.00	32	25,650,223.11	4.43	7.834	55.14	650	81.26	50.43	10.05
Total:	1,993	$579,093,045.63	100.00%	7.891%	72.69%	632	82.10%	54.89%	12.07%

The average Cut-off Date Scheduled Principal Balance for the Mortgage Loans in Pool 2 is approximately $290,563.

Mortgage Rates - Pool 2 Mortgage Loans*

Range of Mortgage Rates on Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
5.501 to 6.000	29	$13,257,977.46	2.29%	5.867%	100.00%	663	79.22%	77.54%	3.36%
6.001 to 6.500	59	22,483,241.51	3.88	6.305	100.00	653	80.46	70.09	25.13
6.501 to 7.000	149	57,179,644.26	9.87	6.825	100.00	649	82.11	64.20	17.06
7.001 to 7.500	198	67,195,114.29	11.60	7.297	100.00	630	80.01	61.84	7.81
7.501 to 8.000	275	87,925,834.32	15.18	7.793	100.00	628	81.66	49.83	8.34
8.001 to 8.500	228	64,805,517.25	11.19	8.288	100.00	621	82.17	44.45	9.00
8.501 to 9.000	179	50,001,653.90	8.63	8.751	100.00	609	83.95	47.48	6.14
9.001 to 9.500	83	23,112,205.49	3.99	9.249	100.00	605	85.11	28.38	15.90
9.501 to 10.000	51	17,353,318.48	3.00	9.770	100.00	635	92.74	23.47	2.13
10.001 to 10.500	25	5,953,579.52	1.03	10.226	100.00	609	94.21	29.59	21.71
10.501 to 11.000	19	5,522,387.68	0.95	10.736	100.00	613	96.79	8.41	0.00
Greater than 11.000	22	6,152,526.16	1.06	11.509	100.00	622	100.00	0.00	0.00
Subtotal:	1,317	$420,943,000.32	72.69%	7.921%	100.00%	629	82.96%	50.72%	10.14%

Range of Mortgage Rates on Fixed Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
5.501 to 6.000	1	$265,924.58	0.05%	5.800%	0.00%	784	51.15%	100.00%	0.00%
6.001 to 6.500	61	22,307,641.27	3.85	6.449	0.00	670	75.78	81.77	17.22
6.501 to 7.000	94	31,480,562.38	5.44	6.830	0.00	661	79.73	65.20	18.85
7.001 to 7.500	85	24,892,704.19	4.30	7.272	0.00	637	76.99	72.79	18.57
7.501 to 8.000	109	28,819,664.70	4.98	7.787	0.00	628	76.67	56.42	15.62
8.001 to 8.500	72	17,533,368.18	3.03	8.282	0.00	630	78.17	65.13	18.91
8.501 to 9.000	62	10,758,167.11	1.86	8.787	0.00	601	79.34	72.79	17.18
9.001 to 9.500	31	7,055,076.99	1.22	9.231	0.00	612	86.81	60.80	20.28
9.501 to 10.000	17	2,769,048.00	0.48	9.762	0.00	657	92.15	50.12	46.39
10.001 to 10.500	23	2,372,231.32	0.41	10.232	0.00	636	94.46	67.59	9.71
10.501 to 11.000	15	1,659,627.92	0.29	10.804	0.00	639	98.63	51.20	6.76
Greater than 11.000	106	8,236,028.67	1.42	11.616	0.00	654	97.64	43.49	1.39
Subtotal:	676	$158,150,045.31	27.31%	7.813%	0.00%	642	79.82%	66.00%	17.22%
Total:	1,993	$579,093,045.63	100.00%	7.891%	72.69%	632	82.10%	54.89%	12.07%

The weighted average Mortgage Rate for Adjustable Rate Mortgage Loans and Fixed Rate Mortgage Loans in Pool 2 is approximately 7.921% and 7.813%, respectively.

* Reflects the Mortgage Rates for the Mortgage Loans as of the Cut-off Date.

Original Terms to Maturity - Pool 2 Mortgage Loans

Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
1 to 180	135	$12,016,653.86	2.08%	10.645%	0.00%	662	95.67%	46.11%	0.00%
181 to 240	10	1,669,834.36	0.29	7.278	0.00	637	72.12	64.23	0.00
241 to 360	1,840	562,982,634.55	97.22	7.833	74.34	632	81.84	55.12	12.42
361 to 480	8	2,423,922.86	0.42	8.124	100.00	671	80.96	40.25	0.00
Total:	1,993	$579,093,045.63	100.00%	7.891%	72.69%	632	82.10%	54.89%	12.07%

The weighted average original term to maturity for the Mortgage Loans in Pool 2 is approximately 356 months.

Remaining Terms to Maturity - Pool 2 Mortgage Loans

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
1 to 180	135	$12,016,653.86	2.08%	10.645%	0.00%	662	95.67%	46.11%	0.00%
181 to 240	10	1,669,834.36	0.29	7.278	0.00	637	72.12	64.23	0.00
241 to 360	1,840	562,982,634.55	97.22	7.833	74.34	632	81.84	55.12	12.42
361 to 480	8	2,423,922.86	0.42	8.124	100.00	671	80.96	40.25	0.00
Total:	1,993	$579,093,045.63	100.00%	7.891%	72.69%	632	82.10%	54.89%	12.07%

The weighted average remaining term to maturity for the Mortgage Loans in Pool 2 is approximately 355 months.

Original Combined Loan-to-Value Ratios - Pool 2 Mortgage Loans

Range of Original Combined Loan-to-Value Ratios of First Lien Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
Less than 60.001	173	$35,624,178.90	6.15%	7.532%	53.93%	606	50.67%	56.26%	0.00%
60.001 to 70.000	197	47,014,909.74	8.12	7.497	60.29	608	66.72	59.22	0.00
70.001 to 80.000	787	221,570,488.25	38.26	7.720	77.25	633	78.34	53.50	0.00
80.001 to 85.000
With Primary Mortgage Insurance:	32	13,009,554.99	2.25	7.211	34.26	668	84.53	58.85	100.00
Without Primary Mortgage Insurance:	119	47,313,223.53	8.17	7.699	74.65	623	84.35	52.70	0.00
85.001 to 90.000
With Primary Mortgage Insurance:	71	28,473,378.48	4.92	7.581	69.47	653	89.49	55.49	100.00
Without Primary Mortgage Insurance:	163	66,464,898.41	11.48	7.718	83.42	623	89.50	54.67	0.00
90.001 to 95.000
With Primary Mortgage Insurance:	54	19,771,490.18	3.41	7.691	64.08	654	94.82	86.45	100.00
Without Primary Mortgage Insurance:	93	36,248,817.46	6.26	8.120	84.27	632	94.57	59.38	0.00
95.001 to 100.000
With Primary Mortgage Insurance:	26	8,649,938.33	1.49	8.212	66.58	672	99.78	94.43	100.00
Without Primary Mortgage Insurance:	155	45,198,222.49	7.81	9.368	84.62	652	99.94	34.63	0.00
Subtotal:	1,870	$569,339,100.76	98.32%	7.832%	73.94%	632	81.79%	55.08%	12.28%
Range of Original Combined Loan-to-Value Ratios of Second Lien Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
90.001 to 95.000	2	$150,658.29	0.03%	11.261%	0.00%	685	95.00%	0.00%	0.00%
95.001 to 100.000	121	9,603,286.58	1.66	11.355	0.00	667	100.00	44.69	0.00
Subtotal:	123	$9,753,944.87	1.68%	11.353%	0.00%	667	99.92%	44.00%	0.00%
Total:	1,993	$579,093,045.63	100.00%	7.891%	72.69%	632	82.10%	54.89%	12.07%

The weighted average original Combined Loan-to-Value Ratio for First Lien Mortgage Loans and Second Lien Mortgage Loans in Pool 2 is approximately 81.79% and 99.92%, respectively.

Original Effective Combined Loan-to-Value Ratios - Pool 2 Mortgage Loans*

Range of Original Effective Combined Loan-to-Value Ratios of First Lien Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
Less than 60.001	356	$105,528,540.88	18.22%	7.591%	58.64%	641	77.62%	65.16%	66.24%
60.001 to 70.000	197	47,014,909.74	8.12	7.497	60.29	608	66.72	59.22	0.00
70.001 to 80.000	787	221,570,488.25	38.26	7.720	77.25	633	78.34	53.50	0.00
80.001 to 85.000
Without Primary Mortgage Insurance:	119	47,313,223.53	8.17	7.699	74.65	623	84.35	52.70	0.00
85.001 to 90.000
Without Primary Mortgage Insurance:	163	66,464,898.41	11.48	7.718	83.42	623	89.50	54.67	0.00
90.001 to 95.000
Without Primary Mortgage Insurance:	93	36,248,817.46	6.26	8.120	84.27	632	94.57	59.38	0.00
95.001 to 100.000
Without Primary Mortgage Insurance:	155	45,198,222.49	7.81	9.368	84.62	652	99.94	34.63	0.00
Subtotal:	1,870	$569,339,100.76	98.32%	7.832%	73.94%	632	81.79%	55.08%	12.28%

Range of Original Effective Combined Loan-to-Value Ratios of Second Lien Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
90.001 to 95.000	2	$150,658.29	0.03%	11.261%	0.00%	685	95.00%	0.00%	0.00%
95.001 to 100.000	121	9,603,286.58	1.66	11.355	0.00	667	100.00	44.69	0.00
Subtotal:	123	$9,753,944.87	1.68%	11.353%	0.00%	667	99.92%	44.00%	0.00%
Total:	1,993	$579,093,045.63	100.00%	7.891%	72.69%	632	82.10%	54.89%	12.07%

The weighted average original effective Combined Loan-to-Value Ratio for First Lien Mortgage Loans and Second Lien Mortgage Loans in Pool 2 is approximately 77.89% and 99.92%, respectively.

* Reflects the Combined Loan-to-Value Ratio, after taking any primary mortgage insurance into account.

Original Full Combined Loan-to-Value Ratios - Pool 2 Mortgage Loans*

Range of Original Full Combined Loan-to-Value Ratios of First Lien Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
Less than 60.001	171	$34,494,394.83	5.96%	7.559%	53.86%	603	50.68%	54.82%	0.00%
60.001 to 70.000	195	46,419,058.14	8.02	7.505	60.21	608	66.72	59.56	0.00
70.001 to 80.000	427	117,218,617.43	20.24	7.587	65.57	613	76.94	57.00	0.00
80.001 to 85.000
With Primary Mortgage Insurance:	32	13,009,554.99	2.25	7.211	34.26	668	84.53	58.85	100.00
Without Primary Mortgage Insurance:	116	46,429,864.21	8.02	7.666	73.10	624	84.04	53.88	0.00
85.001 to 90.000
With Primary Mortgage Insurance:	67	27,522,110.12	4.75	7.509	68.42	654	89.47	57.41	100.00
Without Primary Mortgage Insurance:	163	67,381,592.50	11.64	7.694	83.65	624	88.75	56.53	0.00
90.001 to 95.000
With Primary Mortgage Insurance:	57	20,371,758.54	3.52	7.742	65.13	653	94.68	83.90	100.00
Without Primary Mortgage Insurance:	98	37,439,623.64	6.47	8.150	83.71	633	93.63	60.98	0.00
95.001 to 100.000
With Primary Mortgage Insurance:	27	9,000,938.33	1.55	8.286	67.88	671	99.39	90.75	100.00
Without Primary Mortgage Insurance:	517	150,051,588.03	25.91	8.320	88.80	654	86.18	43.70	0.00
Subtotal:	1,870	$569,339,100.76	98.32%	7.832%	73.94%	632	81.79%	55.08%	12.28%

Range of Original Full Combined Loan-to-Value Ratios of Second Lien Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
90.001 to 95.000	2	$150,658.29	0.03%	11.261%	0.00%	685	95.00%	0.00%	0.00%
95.001 to 100.000	121	9,603,286.58	1.66	11.355	0.00	667	100.00	44.69	0.00
Subtotal:	123	$9,753,944.87	1.68%	11.353%	0.00%	667	99.92%	44.00%	0.00%
Total:	1,993	$579,093,045.63	100.00%	7.891%	72.69%	632	82.10%	54.89%	12.07%

The weighted average original full Combined Loan-to-Value Ratio for First Lien Mortgage Loans and Second Lien Mortgage Loans in Pool 2 is approximately 85.61% and 99.92%, respectively.

* Reflects the Combined Loan-to-Value Ratio, including any subordinate liens, whether or not such subordinate liens are owned by the Trust Fund.

Lien Priority - Pool 2 Mortgage Loans

Lien Priority	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
1st Lien	1,870	$569,339,100.76	98.32%	7.832%	73.94%	632	81.79%	55.08%	12.28%
2nd Lien	123	9,753,944.87	1.68	11.353	0.00	667	99.92	44.00	0.00
Total:	1,993	$579,093,045.63	100.00%	7.891%	72.69%	632	82.10%	54.89%	12.07%

Days Delinquent - Pool 2 Mortgage Loans

Days Delinquent	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
Less than 30 days	1,988	$578,151,016.40	99.84%	7.890%	72.72%	633	82.10%	54.82%	12.09%
30 to 59 days	5	942,029.23	0.16	8.688	54.35	565	80.19	100.00	0.00
Total:	1,993	$579,093,045.63	100.00%	7.891%	72.69%	632	82.10%	54.89%	12.07%

30-Day Delinquencies In Past 12 Months - Pool 2 Mortgage Loans

30-Day Delinquencies In Past 12 Months	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
None	1,987	$577,511,100.79	99.73%	7.891%	72.69%	633	82.11%	54.77%	12.10%
1	6	1,581,944.84	0.27	8.157	72.81	607	80.07	100.00	0.00
Total:	1,993	$579,093,045.63	100.00%	7.891%	72.69%	632	82.10%	54.89%	12.07%

60-Day Delinquencies In Past 12 Months - Pool 2 Mortgage Loans

60-Day Delinquencies In Past 12 Months	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
None	1,993	$579,093,045.63	100.00%	7.891%	72.69%	632	82.10%	54.89%	12.07%
Total:	1,993	$579,093,045.63	100.00%	7.891%	72.69%	632	82.10%	54.89%	12.07%

90+Day Delinquencies In Past 12 Months - Pool 2 Mortgage Loans

90+Day Delinquencies In Past 12 Months	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
None	1,993	$579,093,045.63	100.00%	7.891%	72.69%	632	82.10%	54.89%	12.07%
Total:	1,993	$579,093,045.63	100.00%	7.891%	72.69%	632	82.10%	54.89%	12.07%

Geographic Distribution - Pool 2 Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
California	568	$233,821,775.54	40.38%	7.579%	78.91%	641	84.59%	54.66%	14.40%
Florida	215	45,701,936.78	7.89	8.144	67.93	624	78.37	45.62	7.57
Illinois	114	29,396,294.14	5.08	8.587	86.45	622	82.18	46.00	8.15
Maryland	97	29,392,156.25	5.08	7.974	82.99	622	82.26	55.83	23.12
New York	80	28,819,487.15	4.98	7.984	57.32	632	77.40	44.84	11.72
New Jersey	87	27,083,970.26	4.68	8.145	63.86	626	80.45	51.79	17.62
Arizona	123	25,718,792.77	4.44	7.802	71.92	630	79.89	56.52	17.32
Washington	75	20,354,507.10	3.51	7.553	59.94	634	83.10	78.92	6.66
Utah	53	14,454,453.33	2.50	8.538	91.57	636	84.17	49.78	0.00
Virginia	54	14,166,900.59	2.45	8.056	70.36	617	81.98	69.71	18.51
Other	527	110,182,771.72	19.03	8.132	61.60	626	80.01	58.70	6.36
Total:	1,993	$579,093,045.63	100.00%	7.891%	72.69%	632	82.10%	54.89%	12.07%

Property Type - Pool 2 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
Single Family	1,447	$427,459,644.64	73.82%	7.838%	72.46%	632	82.04%	54.71%	12.54%
Planned Unit Development	338	98,438,846.27	17.00	7.974	72.93	630	83.19	60.04	10.67
Two-to Four-Family	92	26,545,573.14	4.58	8.119	72.14	647	78.36	39.21	7.14
Condominium	115	26,530,684.02	4.58	8.224	76.39	628	82.77	54.75	14.74
Condotel	1	118,297.56	0.02	7.950	0.00	606	74.06	0.00	0.00
Total:	1,993	$579,093,045.63	100.00%	7.891%	72.69%	632	82.10%	54.89%	12.07%

Loan Purpose - Pool 2 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
Cash Out Refinance	1,012	$317,899,874.46	54.90%	7.606%	68.06%	625	79.01%	56.76%	17.48%
Purchase	807	206,007,738.08	35.57	8.441	83.10	647	86.98	47.19	6.04
Rate/Term Refinance	174	55,185,433.09	9.53	7.481	60.51	622	81.69	72.89	3.45
Total:	1,993	$579,093,045.63	100.00%	7.891%	72.69%	632	82.10%	54.89%	12.07%

Occupancy Status - Pool 2 Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
Primary Home	1,878	$555,094,986.02	95.86%	7.870%	72.73%	632	82.29%	55.32%	12.20%
Investment	88	17,922,028.50	3.09	8.498	76.89	641	78.23	48.41	10.67
Second Home	27	6,076,031.11	1.05	8.025	56.80	642	76.27	35.23	4.36
Total:	1,993	$579,093,045.63	100.00%	7.891%	72.69%	632	82.10%	54.89%	12.07%

Loan Documentation - Pool 2 Mortgage Loans

Loan Documentation	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
Full Documentation	1,133	$317,888,854.02	54.89%	7.624%	67.17%	623	81.92%	100.00%	15.33%
Stated Documentation	794	240,732,795.65	41.57	8.270	79.30	644	82.11	0.00	8.03
Limited Documentation	43	15,266,305.83	2.64	7.656	89.06	634	87.79	0.00	2.89
No Documentation	23	5,205,090.13	0.90	7.394	56.32	699	75.99	0.00	27.12
Total:	1,993	$579,093,045.63	100.00%	7.891%	72.69%	632	82.10%	54.89%	12.07%

Credit Scores - Pool 2 Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
500 to 520	39	$8,250,178.90	1.42%	8.745%	82.71%	512	72.78%	87.26%	0.00%
521 to 540	65	13,684,002.08	2.36	8.611	68.25	531	71.10	80.53	0.00
541 to 560	119	30,602,652.49	5.28	8.196	85.52	553	75.63	72.74	2.38
561 to 580	143	39,807,631.89	6.87	8.118	79.20	571	76.88	61.28	5.06
581 to 600	205	57,726,104.04	9.97	8.090	72.57	590	79.23	60.59	5.51
601 to 620	318	88,742,527.61	15.32	7.968	73.22	611	82.50	65.35	10.39
621 to 640	316	99,686,908.93	17.21	7.869	73.28	630	84.31	57.62	12.53
641 to 660	299	84,792,745.16	14.64	7.830	78.45	650	84.37	43.37	15.48
661 to 680	177	51,578,756.02	8.91	7.687	68.11	669	83.88	45.99	14.11
681 to 700	137	43,396,234.03	7.49	7.625	66.22	690	84.85	38.71	18.72
701 to 720	77	25,823,870.19	4.46	7.749	66.92	710	84.42	38.64	21.59
721 to 740	45	16,172,019.04	2.79	7.585	64.34	731	84.95	34.18	21.83
741 to 760	30	11,287,865.36	1.95	6.947	42.88	748	84.25	47.88	28.44
761 to 780	13	4,275,172.97	0.74	7.295	66.68	767	83.51	42.30	28.64
781 and above	10	3,266,376.92	0.56	7.239	42.60	791	82.97	79.28	6.06
Total:	1,993	$579,093,045.63	100.00%	7.891%	72.69%	632	82.10%	54.89%	12.07%

The non-zero weighted average Credit Score for the Mortgage Loans in Pool 2 is approximately 632.

Debt-to-Income Ratios (with Full Documentation) - Pool 2 Mortgage Loans

Range of Debt-to-Income Ratios of Mortgage Loans with Full Documentation (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
Not available	1	$61,720.42	0.01%	9.625%	0.00%	639	95.00%	100.00%	100.00%
0.01 to 5.00	7	3,012,687.32	0.52	7.857	95.34	655	80.49	100.00	19.78
5.01 to 10.00	12	2,823,412.29	0.49	7.449	79.69	651	89.71	100.00	34.41
10.01 to 15.00	22	5,498,303.27	0.95	7.771	68.73	642	85.53	100.00	26.72
15.01 to 20.00	50	11,811,179.73	2.04	7.775	61.05	626	79.39	100.00	16.49
20.01 to 25.00	47	11,292,853.35	1.95	7.928	70.87	616	77.66	100.00	10.00
25.01 to 30.00	66	14,404,619.55	2.49	7.845	60.78	613	77.97	100.00	9.96
30.01 to 35.00	117	27,139,476.62	4.69	7.609	73.05	620	79.96	100.00	18.71
35.01 to 40.00	154	39,424,401.39	6.81	7.775	70.06	608	80.23	100.00	14.27
40.01 to 45.00	209	62,788,581.92	10.84	7.488	66.96	624	83.42	100.00	18.11
45.01 to 50.00	276	85,561,055.84	14.78	7.571	72.65	626	84.42	100.00	14.94
50.01 to 55.00	163	49,947,781.36	8.63	7.612	58.06	622	80.47	100.00	12.50
55.01 to 60.00	9	4,122,780.96	0.71	7.290	0.00	666	77.04	100.00	0.00
Subtotal:	1,133	$317,888,854.02	54.89%	7.624%	67.17%	623	81.92%	100.00%	15.33%

Debt-to-Income Ratios (with Non-Full Documentation) - Pool 2 Mortgage Loans*

Range of Debt-to-Income Ratios of Mortgage Loans with Non-Full Documentation (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
Not available	24	$5,630,090.13	0.97%	7.440%	59.61%	694	75.89%	0.00%	25.07%
0.01 to 5.00	1	368,000.00	0.06	9.950	100.00	659	100.00	0.00	0.00
5.01 to 10.00	5	597,858.68	0.10	8.457	52.39	656	82.54	0.00	15.47
10.01 to 15.00	9	2,014,569.29	0.35	7.209	75.21	651	68.88	0.00	25.42
15.01 to 20.00	31	5,195,439.34	0.90	8.528	68.32	629	75.20	0.00	11.23
20.01 to 25.00	21	5,102,476.39	0.88	8.306	64.60	629	70.64	0.00	0.00
25.01 to 30.00	35	8,568,773.48	1.48	7.845	89.50	630	78.01	0.00	7.82
30.01 to 35.00	62	16,480,630.67	2.85	8.240	74.39	642	79.38	0.00	8.06
35.01 to 40.00	115	34,307,958.44	5.92	8.232	81.57	643	82.70	0.00	8.39
40.01 to 45.00	205	63,943,081.45	11.04	8.179	83.13	643	83.77	0.00	7.18
45.01 to 50.00	300	99,997,117.13	17.27	8.372	83.24	644	84.36	0.00	8.68
50.01 to 55.00	50	18,578,883.38	3.21	7.836	57.71	652	79.00	0.00	2.39
55.01 to 60.00	2	419,313.23	0.07	7.521	0.00	600	60.42	0.00	0.00
Subtotal:	860	$261,204,191.61	45.11%	8.217%	79.41%	644	82.32%	0.00%	8.11%
Total:	1,993	$579,093,045.63	100.00%	7.891%	72.69%	632	82.10%	54.89%	12.07%

The weighted average debt-to-income ratio for Mortgage Loans with full documentation and non-full documentation in Pool 2 (for which the debt-to-income ratio is available or can be determined) is approximately 40.80% and 42.25%, respectively.

* The debt-to-income ratios for the Mortgage Loans with non-full documentation may have been originated under programs pursuant to which there was no verification of the borrowers’ income.

Prepayment Premium Term by Loan Type - Pool 2 Mortgage Loans ($)

Loan Type	Principal Balance of Mortgage Loans with No Premium	Principal Balance of Mortgage Loans with Premium Terms of 1-12 Months	Principal Balance of Mortgage Loans with Premium Terms of 13-24 Months	Principal Balance of Mortgage Loans with Premium Terms of 25-36 Months	Principal Balance of Mortgage Loans with Premium Terms of 37-48 Months	Principal Balance of Mortgage Loans with Premium Terms of 49-60 Months	Total
2 Year Hybrid	$68,851,945.72	$24,238,798.50	$205,910,322.53	$0.00	$0.00	$0.00	$299,001,066.75
Fixed Rate	30,779,622.55	12,512,795.71	4,582,811.31	110,274,815.74	0.00	0.00	158,150,045.31
3 Year Hybrid	60,676,566.32	0.00	2,935,660.74	47,042,009.96	0.00	0.00	110,654,237.02
5 Year Hybrid	1,260,153.00	0.00	1,538,317.04	7,628,312.89	0.00	0.00	10,426,782.93
6 Month ARM	0.00	0.00	584,870.30	0.00	0.00	0.00	584,870.30
1 Year Hybrid	0.00	0.00	276,043.32	0.00	0.00	0.00	276,043.32
Total:	$161,568,287.59	$36,751,594.21	$215,828,025.24	$164,945,138.59	$0.00	$0.00	$579,093,045.63

Prepayment Premium Term by Loan Type - Pool 2 Mortgage Loans (%)

Loan Type	Percentage of Mortgage Loans with No Premium	Percentage of Mortgage Loans with Premium Terms of 1-12 Months	Percentage of Mortgage Loans with Premium Terms of 13-24 Months	Percentage of Mortgage Loans with Premium Terms of 25-36 Months	Percentage of Mortgage Loans with Premium Terms of 37-48 Months	Percentage of Mortgage Loans with Premium Terms of 49-60 Months	Total
2 Year Hybrid	11.89%	4.19%	35.56%	0.00%	0.00%	0.00%	51.63%
Fixed Rate	5.32	2.16	0.79	19.04	0.00	0.00	27.31
3 Year Hybrid	10.48	0.00	0.51	8.12	0.00	0.00	19.11
5 Year Hybrid	0.22	0.00	0.27	1.32	0.00	0.00	1.80
6 Month ARM	0.00	0.00	0.10	0.00	0.00	0.00	0.10
1 Year Hybrid	0.00	0.00	0.05	0.00	0.00	0.00	0.05
Total:	27.90%	6.35%	37.27%	28.48%	0.00%	0.00%	100.00%

Prepayment Premium Description - Pool 2 Mortgage Loans

Prepayment Premium Description	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
6 Mo. Interest on Amount Prepaid in Excess of 20% of the Original Balance	1,294	$396,836,081.36	68.53%	7.636%	70.15%	635	81.90%	57.47%	12.82%
None	583	161,568,287.59	27.90	8.467	80.95	627	82.41	47.10	10.23
2% of Unpaid Principal Balance	38	8,032,157.37	1.39	8.211	81.83	642	84.14	61.09	10.34
1% of Amount Prepaid	40	5,901,167.57	1.02	8.451	67.07	634	85.34	48.60	17.74
1% of Original Balance	21	2,423,308.84	0.42	8.107	42.90	623	82.53	67.69	5.46
Other	17	4,332,042.90	0.75	8.370	5.10	621	80.74	100.00	11.08
Total:	1,993	$579,093,045.63	100.00%	7.891%	72.69%	632	82.10%	54.89%	12.07%

Gross Margins of the Adjustable Rate Mortgage Loans - Pool 2 Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
3.501 to 4.000	1	$279,925.41	0.07%	8.250%	100.00%	540	73.68%	0.00%	0.00%
4.501 to 5.000	377	139,439,218.43	33.13	7.736	100.00	648	87.36	46.19	16.16
5.001 to 5.500	201	59,388,579.44	14.11	7.956	100.00	641	82.67	46.31	14.72
5.501 to 6.000	387	124,349,596.03	29.54	7.917	100.00	609	80.28	59.36	4.86
6.001 to 6.500	316	90,199,345.51	21.43	8.165	100.00	624	81.55	47.43	5.92
6.501 to 7.000	34	6,690,003.14	1.59	8.124	100.00	567	63.09	74.86	0.00
7.001 to 7.500	1	596,332.36	0.14	9.100	100.00	514	80.00	0.00	0.00
Total:	1,317	$420,943,000.32	100.00%	7.921%	100.00%	629	82.96%	50.72%	10.14%

The weighted average Gross Margin for Adjustable Rate Mortgage Loans in Pool 2 is approximately 5.594%.

Maximum Rates of the Adjustable Rate Mortgage Loans - Pool 2 Mortgage Loans

Range of Maximum Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
12.001 to 12.500	1	$480,000.00	0.11%	6.250%	100.00%	714	71.64%	100.00%	0.00%
12.501 to 13.000	35	14,604,123.99	3.47	5.966	100.00	663	79.51	75.12	4.58
13.001 to 13.500	88	29,904,200.35	7.10	6.575	100.00	652	79.63	63.58	18.90
13.501 to 14.000	199	69,766,821.34	16.57	7.023	100.00	647	81.49	63.12	15.12
14.001 to 14.500	217	69,630,461.00	16.54	7.446	100.00	629	81.03	62.64	8.97
14.501 to 15.000	248	81,101,164.42	19.27	7.875	100.00	625	82.33	49.24	8.45
15.001 to 15.500	187	56,627,955.44	13.45	8.321	100.00	617	82.14	42.29	10.07
15.501 to 16.000	155	44,394,517.11	10.55	8.777	100.00	609	84.39	45.33	5.69
16.001 to 16.500	79	21,579,217.05	5.13	9.275	100.00	607	84.81	28.59	13.79
16.501 to 17.000	48	16,071,082.07	3.82	9.782	100.00	635	92.34	23.01	2.30
17.001 to 17.500	21	5,327,824.22	1.27	10.216	100.00	607	93.61	22.83	21.11
17.501 to 18.000	17	5,303,107.17	1.26	10.737	100.00	613	96.72	5.90	0.00
18.001 to 18.500	13	3,761,272.12	0.89	11.275	100.00	625	100.00	0.00	0.00
18.501 to 19.000	7	1,748,260.94	0.42	11.748	100.00	620	100.00	0.00	0.00
19.001 to 19.500	2	642,993.10	0.15	12.222	100.00	612	100.00	0.00	0.00
Total:	1,317	$420,943,000.32	100.00%	7.921%	100.00%	629	82.96%	50.72%	10.14%

The weighted average Maximum Rate for Adjustable Rate Mortgage Loans in Pool 2 is approximately 14.813%.

Minimum Rates of the Adjustable Rate Mortgage Loans - Pool 2 Mortgage Loans

Range of Minimum Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
5.501 to 6.000	29	$13,257,977.46	3.15%	5.867%	100.00%	663	79.22%	77.54%	3.36%
6.001 to 6.500	59	22,483,241.51	5.34	6.305	100.00	653	80.46	70.09	25.13
6.501 to 7.000	149	57,179,644.26	13.58	6.825	100.00	649	82.11	64.20	17.06
7.001 to 7.500	198	67,195,114.29	15.96	7.297	100.00	630	80.01	61.84	7.81
7.501 to 8.000	275	87,925,834.32	20.89	7.793	100.00	628	81.66	49.83	8.34
8.001 to 8.500	228	64,805,517.25	15.40	8.288	100.00	621	82.17	44.45	9.00
8.501 to 9.000	179	50,001,653.90	11.88	8.751	100.00	609	83.95	47.48	6.14
9.001 to 9.500	83	23,112,205.49	5.49	9.249	100.00	605	85.11	28.38	15.90
9.501 to 10.000	51	17,353,318.48	4.12	9.770	100.00	635	92.74	23.47	2.13
10.001 to 10.500	25	5,953,579.52	1.41	10.226	100.00	609	94.21	29.59	21.71
10.501 to 11.000	19	5,522,387.68	1.31	10.736	100.00	613	96.79	8.41	0.00
11.001 to 11.500	13	3,761,272.12	0.89	11.275	100.00	625	100.00	0.00	0.00
11.501 to 12.000	7	1,748,260.94	0.42	11.748	100.00	620	100.00	0.00	0.00
12.001 to 12.500	2	642,993.10	0.15	12.222	100.00	612	100.00	0.00	0.00
Total:	1,317	$420,943,000.32	100.00%	7.921%	100.00%	629	82.96%	50.72%	10.14%

The weighted average Minimum Rate for Adjustable Rate Mortgage Loans in Pool 2 is approximately 7.921%.

Months to Next Rate Adjustment of the Adjustable Rate Mortgage Loans - Pool 2 Mortgage Loans

Range of Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
1 to 12	2	$860,913.62	0.20%	8.755%	100.00%	604	95.19%	100.00%	0.00%
13 to 24	942	299,001,066.75	71.03	7.950	100.00	628	83.16	49.16	8.97
25 to 36	340	110,654,237.02	26.29	7.897	100.00	629	82.54	52.43	12.00
Greater than 36	33	10,426,782.93	2.48	7.266	100.00	655	80.63	73.34	24.72
Total:	1,317	$420,943,000.32	100.00%	7.921%	100.00%	629	82.96%	50.72%	10.14%

Initial Cap of the Adjustable Rate Mortgage Loans - Pool 2 Mortgage Loans

Initial Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
1.000	1	$584,870.30	0.14%	8.875%	100.00%	627	100.00%	100.00%	0.00%
2.000	1	276,043.32	0.07	8.500	100.00	556	85.00	100.00	0.00
3.000	1,315	420,082,086.70	99.80	7.919	100.00	629	82.93	50.62	10.16
Total:	1,317	$420,943,000.32	100.00%	7.921%	100.00%	629	82.96%	50.72%	10.14%

The weighted average Initial Cap for Adjustable Rate Mortgage Loans in Pool 2 is approximately 2.997%.

Periodic Cap of the Adjustable Rate Mortgage Loans - Pool 2 Mortgage Loans

Periodic Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation	Primary Mortgage Insurance
1.000	1,317	$420,943,000.32	100.00%	7.921%	100.00%	629	82.96%	50.72%	10.14%
Total:	1,317	$420,943,000.32	100.00%	7.921%	100.00%	629	82.96%	50.72%	10.14%

The weighted average Periodic Cap for Adjustable Rate Mortgage Loans in Pool 2 is approximately 1.000%.